EXHIBIT 4.8
 *****************************************************************************

                                CREDIT AGREEMENT


                          Dated as of December 22, 1997


                                      among


                            PETROLEUM SUPPLY COMPANY,
                       PRIDE INTERNATIONAL HOLDINGS, INC.
                           RANGER WELL SERVICE, INC.,
                              PRIDE OFFSHORE, INC.,
                               RANGER CORPORATION,
                                  as Borrowers,


                           PRIDE INTERNATIONAL, INC.,
                                  as Guarantor,


                        FIRST NATIONAL BANK OF COMMERCE,
                       as Arranger and Syndication Agent,


                                       and


                 WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION,
                    as Administrative and Documentation Agent


                                  $100,000,000
                              OF CREDIT FACILITIES

   **************************************************************************

                                TABLE OF CONTENTS

                                                                            PAGE

                                   ARTICLE I

                                  DEFINITIONS................................  2
Section 1.1       DEFINITIONS................................................  2
Section 1.2       OTHER DEFINITIONAL PROVISIONS.............................. 22

                                  ARTICLE II

                                   ADVANCES.................................. 22
Section 2.1       ADVANCES................................................... 22
Section 2.2       NOTES...................................................... 23
Section 2.3       REPAYMENT OF ADVANCES...................................... 23
Section 2.4       INTEREST................................................... 23
Section 2.5       BORROWING PROCEDURE........................................ 24
Section 2.6       CONVERSIONS AND CONTINUATIONS.............................. 24
Section 2.7       USE OF PROCEEDS............................................ 25
Section 2.8       COMMITMENT FEE............................................. 25
Section 2.9       VOLUNTARY REDUCTION OR TERMINATION OF COMMITMENTS.......... 25
Section 2.10      MANDATORY PRINCIPAL PAYMENTS............................... 26
Section 2.11      ADMINISTRATIVE FEE......................................... 26
Section 2.12      CO-BORROWERS; JOINT AND SEVERAL LIABILITY.................. 26

                                  ARTICLE III

                               LETTERS OF CREDIT............................. 31
Section 3.1       LETTERS OF CREDIT.......................................... 31
Section 3.2       PROCEDURE FOR ISSUING LETTERS OF CREDIT.................... 31
Section 3.3       PARTICIPATION BY LENDERS................................... 32
Section 3.4       PAYMENTS CONSTITUTE ADVANCES AND PARENT REIMBURSEMENT
                  OBLIGATIONS................................................ 32
Section 3.5       LETTER OF CREDIT FEE....................................... 32
Section 3.6       ISSUER'S RESPONSIBILITIES.................................. 33
Section 3.7       LETTER OF CREDIT DOCUMENTS................................. 34

                                  ARTICLE IV

                                   PAYMENTS.................................. 34
Section 4.1       METHOD OF PAYMENT.......................................... 34
Section 4.2       VOLUNTARY PREPAYMENT....................................... 34

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE

Section 4.3       MANDATORY PREPAYMENT....................................... 34
Section 4.4       PRO RATA TREATMENT......................................... 35
Section 4.5       NON-RECEIPT OF FUNDS....................................... 35
Section 4.6       WITHHOLDING TAXES.......................................... 35
Section 4.7       WITHHOLDING TAX EXEMPTION.................................. 36
Section 4.8       AUTOMATIC PAYMENT.......................................... 36

                                   ARTICLE V

          YIELD PROTECTION; LIMITATIONS ON ADVANCES; CAPITAL ADEQUACY........ 37
Section 5.1       ADDITIONAL COSTS........................................... 37
Section 5.2       LIMITATION ON TYPES OF ADVANCES............................ 38
Section 5.3       ILLEGALITY................................................. 39
Section 5.4       SUBSTITUTE BASE RATE ADVANCES.............................. 39
Section 5.5       COMPENSATION............................................... 39
Section 5.6       CAPITAL ADEQUACY........................................... 40
Section 5.7       ADDITIONAL COSTS IN RESPECT OF LETTERS OF CREDIT........... 40

                                  ARTICLE VI

                                   SECURITY.................................. 41
Section 6.1       COLLATERAL................................................. 41
Section 6.2       FURTHER ASSURANCES......................................... 42
Section 6.3       EXISTING LIENS TO CONTINUE................................. 42
Section 6.4       SETOFF..................................................... 42
Section 6.5       OTHER SUBSIDIARIES......................................... 42

                                  ARTICLE VII

                             CONDITIONS PRECEDENT............................ 43
Section 7.1       INITIAL EXTENSION OF CREDIT................................ 43
Section 7.2       ALL EXTENSIONS OF CREDIT................................... 46

                                 ARTICLE VIII

                        REPRESENTATIONS AND WARRANTIES....................... 46
Section 8.1       EXISTENCE AND AUTHORITY.................................... 46
Section 8.2       FINANCIAL STATEMENTS....................................... 46

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE

Section 8.3       CORPORATE ACTION; NO BREACH................................ 47
Section 8.4       OPERATION OF BUSINESS...................................... 47
Section 8.5       LITIGATION AND JUDGMENTS................................... 47
Section 8.6       RIGHTS IN PROPERTIES; LIENS................................ 47
Section 8.7       ENFORCEABILITY............................................. 48
Section 8.8       APPROVALS.................................................. 48
Section 8.9       DEBT....................................................... 48
Section 8.10      TAXES...................................................... 48
Section 8.11      USE OF PROCEEDS; MARGIN SECURITIES......................... 48
Section 8.12      ERISA...................................................... 48
Section 8.13      DISCLOSURE................................................. 49
Section 8.14      SUBSIDIARIES; FOREIGN AFFILIATES........................... 49
Section 8.15      AGREEMENTS................................................. 49
Section 8.16      COMPLIANCE WITH LAWS....................................... 50
Section 8.17      INVESTMENT COMPANY ACT..................................... 50
Section 8.18      PUBLIC UTILITY HOLDING COMPANY ACT......................... 50
Section 8.19      ENVIRONMENTAL MATTERS...................................... 50

                                  ARTICLE IX

                             AFFIRMATIVE COVENANTS........................... 50
Section 9.1       REPORTING REQUIREMENTS..................................... 50
Section 9.2       MAINTENANCE OF EXISTENCE; CONDUCT OF BUSINESS.............. 52
Section 9.3       MAINTENANCE OF PROPERTIES.................................. 52
Section 9.4       TAXES AND CLAIMS........................................... 53
Section 9.5       INSURANCE.................................................. 53
Section 9.6       INSPECTION RIGHTS.......................................... 53
Section 9.7       KEEPING BOOKS AND RECORDS.................................. 53
Section 9.8       COMPLIANCE WITH LAWS AND AGREEMENTS........................ 54
Section 9.9       FURTHER ASSURANCES......................................... 54
Section 9.10      ERISA...................................................... 54

                                   ARTICLE X

                              NEGATIVE COVENANTS............................. 54
Section 10.1      DEBT....................................................... 54
Section 10.2      LIMITATION ON LIENS........................................ 55
Section 10.3      MERGERS, ACQUISITIONS, ETC................................. 56

                               TABLE OF CONTENTS
                                  (continued)

                                                                            PAGE

Section 10.4      RESTRICTED PAYMENTS........................................ 57
Section 10.5      LOANS AND INVESTMENTS...................................... 57
Section 10.6      TRANSACTIONS WITH AFFILIATES............................... 58
Section 10.7      DISPOSITION OF ASSETS...................................... 58
Section 10.8      SALE AND LEASEBACK......................................... 59
Section 10.9      NATURE OF BUSINESS......................................... 59
Section 10.10     ENVIRONMENTAL PROTECTION................................... 59
Section 10.11     ACCOUNTING................................................. 59

                                  ARTICLE XI

                              FINANCIAL COVENANTS............................ 59
Section 11.1      FUNDED DEBT TO EBITDA...................................... 60
Section 11.2      FUNDED DEBT TO CAPITALIZATION.............................. 60
Section 11.3      COVERAGE RATIO............................................. 60
Section 11.4      TANGIBLE NET WORTH......................................... 60

                                  ARTICLE XII

                                    DEFAULT.................................. 61
Section 12.1      EVENTS OF DEFAULT.......................................... 61
Section 12.2      REMEDIES UPON DEFAULT...................................... 63
Section 12.3      CASH COLLATERAL............................................ 64
Section 12.4      PERFORMANCE BY THE ADMINISTRATIVE AGENT.................... 64

                                 ARTICLE XIII

                                  THE AGENTS................................. 64
Section 13.1      APPOINTMENT, POWERS AND IMMUNITIES......................... 64
Section 13.2      RIGHTS OF AGENTS AS LENDERS................................ 66
Section 13.3      SHARING OF PAYMENTS, ETC................................... 66
SECTION 13.4      INDEMNIFICATION............................................ 67
Section 13.5      INDEPENDENT CREDIT DECISIONS............................... 67
Section 13.6      SEVERAL COMMITMENTS........................................ 68
Section 13.7      SUCCESSOR ADMINISTRATIVE AGENT............................. 68

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE

                                  ARTICLE XIV

                                   GUARANTY.................................. 68
Section 14.1      UNCONDITIONAL GUARANTY..................................... 69
Section 14.2      NO IMPAIRMENT; CUMULATIVE REMEDIES......................... 69
Section 14.3      REMEDIES; SUBORDINATION.................................... 69
Section 14.4      PAYMENT ON DEMAND.......................................... 69
Section 14.5      NO IMPAIRMENT OF OBLIGATIONS............................... 70

                                  ARTICLE XV

                                 MISCELLANEOUS............................... 70
Section 15.1      EXPENSES................................................... 70
SECTION 15.2      INDEMNIFICATION............................................ 71
Section 15.3      LIMITATION OF LIABILITY.................................... 72
Section 15.4      NO FIDUCIARY RELATIONSHIP.................................. 72
Section 15.5      NO WAIVER; CUMULATIVE REMEDIES............................. 72
Section 15.6      SUCCESSORS AND ASSIGNS..................................... 72
Section 15.7      SURVIVAL................................................... 75
Section 15.8      ENTIRE AGREEMENT........................................... 76
Section 15.9      AMENDMENTS, ETC............................................ 76
Section 15.10     MAXIMUM INTEREST RATE...................................... 76
Section 15.11     NOTICES.................................................... 77
Section 15.12     GOVERNING LAW; VENUE; SERVICE OF PROCESS................... 77
Section 15.13     COUNTERPARTS............................................... 78
Section 15.14     SEVERABILITY............................................... 78
Section 15.15     HEADINGS................................................... 78
Section 15.16     NON-APPLICATION OF CHAPTER 346 OF TEXAS FINANCE CODE....... 78
Section 15.17     CONSTRUCTION............................................... 78
Section 15.18     INDEPENDENCE OF COVENANTS.................................. 78
Section 15.19     WAIVER OF JURY TRIAL....................................... 78
Section 15.20     ARBITRATION................................................ 79
Section 15.21     SPECIAL PROVISION.......................................... 80
Section 15.22     REFERENCE TO INDENTURE..................................... 81

                                CREDIT AGREEMENT


        THIS CREDIT AGREEMENT, dated as of December 22, 1997, is among PETROLEUM SUPPLY COMPANY, a Texas corporation, PRIDE INTERNATIONAL HOLDINGS, INC., a Delaware corporation, RANGER WELL SERVICE, INC., a Texas corporation, PRIDE OFFSHORE, INC., a Delaware corporation, RANGER CORPORATION, a Delaware corporation, each of the Subsidiaries of the Parent Guarantor (defined below) or any of the foregoing parties that may from time to time become a borrower hereunder and a signatory hereto pursuant to an Addendum and Assumption Agreement (hereinafter defined) (each individually, a "BORROWER," and, collectively, the "BORROWERS"), PRIDE INTERNATIONAL, INC., a Louisiana corporation (the "PARENT GUARANTOR"), each of the banks or other lending institutions which is or may from time to time become a signatory hereto or any successor or permitted assignee thereof (each a "LENDER" and, collectively, the "LENDERS"), FIRST NATIONAL BANK OF COMMERCE, a national banking association ("FNBC"), as arranger and syndication agent for the Lenders (in such capacity, together with its successors in such capacity, the "SYNDICATION AGENT"), and WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION, a national banking association ("WELLS FARGO"), as administrative and documentation agent for the Lenders and as issuer of Letters of Credit hereunder (in such capacity, together with its successors in such capacity, the "ADMINISTRATIVE AGENT").

                                R E C I T A L S:

        The Parent Guarantor (formerly known as Pride Petroleum Services, Inc.), the Syndication Agent, the Administrative Agent and the Lenders entered into that certain Credit Agreement dated as of March 6, 1997 (as amended, modified, or supplemented, the "PRIOR CREDIT AGREEMENT") pursuant to which the Lenders extended credit to the Parent in the form of revolving credit advances and letters of credit.

        The Prior Credit Agreement was modified to release the Guarantors (as defined in the Prior Credit Agreement) upon completion of the Senior Notes transaction and to reduce the amount available thereunder to $15,000,000.

        The Borrowers have requested this new revolving credit facility for up to $100,000,000, which facility is available in the form of Advances and, to the extent of $25,000,000, standby letters of credit.

        NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows, intending to be legally bound:

                                    ARTICLE I

                                   DEFINITIONS

        Section 1.1 DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

               "AAA" has the meaning specified in SECTION 15.20(B).

               "ADDENDUM AND ASSUMPTION AGREEMENT" means any Addendum and Assumption Agreement in substantially the form of EXHIBIT "A" hereto to be executed by each Material Subsidiary of the Parent Guarantor or any Borrower formed or acquired subsequent to the date hereof, as the same may be amended, supplemented, or modified from time to time.

               "ADDITIONAL COSTS" has the meaning specified in SECTION 5.1.

                "ADMINISTRATIVE AGENT" has the meaning specified in the introductory paragraph hereof.

               "ADVANCE" means an advance of funds by the Lenders or any one of them to the Borrowers pursuant to ARTICLE II or SECTION 3.4.

               "ADVANCE REQUEST FORM" means a certificate, in substantially the form of EXHIBIT "B" hereto, properly completed and signed by the Borrowers requesting an Advance.

               "AFFILIATE" means, as to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person. The term "CONTROL" means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise; PROVIDED, however, in no event shall any Agent or any Lender be deemed an Affiliate of the Parent Guarantor, any of the Borrowers, any of the Subsidiaries, or any of the Foreign Affiliates.

                "AGENTS" means, collectively, the Administrative Agent and the Syndication Agent.

               "APPLICABLE RIG ADVANCE RATE" means (a) 50% from the date hereof through June 30, 1998, and (b) from July 1, 1998 and thereafter, the percentage indicated therefor in the table set forth below based on the trailing Funded Debt to EBITDA ratio of the Parent Guarantor and its Subsidiaries, on a consolidated basis, for the most recently ended Rolling Period demonstrated by the most recently delivered Compliance
        Certificate:

                 RATIO OF              APPLICABLE RIG
              FUNDED DEBT TO               ADVANCE
                  EBITDA                    RATE

        Less than 2.50 to 1.00              62.5%

        Greater than or equal to
        2.50 to 1.00                        50.0%
        ========================       ==============

        The Applicable Rig Advance Rate shall be adjusted 10 days after the Agent receives the Compliance Certificate for the period ending June 30, 1998 which is required to be delivered pursuant to SECTION 9.1(C) hereof, and 10 days after the Agent receives each Compliance Certificate delivered thereafter; provided, that, the Parent Guarantor and its Subsidiaries must maintain the required ratio, on a consolidated basis, for two consecutive fiscal quarters in order for the Applicable Rig Advance Rate to be increased. If the Borrowers fail to furnish to the Administrative Agent any Compliance Certificate by the date required by this Agreement, then the 50% Applicable Rig Advance Rate shall apply at all times after such date for all determinations of the Borrowing Base made after such date until the Borrowers furnish the required Compliance Certificate to the Administrative Agent.

               "APPLICABLE FOREIGN ADVANCE RATE" means the percentage of Eligible Foreign Accounts to be included in the Borrowing Base, as determined in accordance herewith and calculating the value of those not payable in Dollars at their Dollar-equivalent using the applicable Exchange Rate. From the date hereof until March 1, 1998, the Applicable Foreign Advance Rate for each of the following types of Eligible Foreign Accounts shall be the percentage indicated therefor in the table set forth below:

         ELIGIBLE FOREIGN                 APPLICABLE FOREIGN
             ACCOUNT                         ADVANCE RATE
             -------                         ------------
        Majors/Nationals                            80%
        Argentina Accounts                          50%
        Venezuela Accounts                          40%
        Colombia Accounts                           50%
        Other Countries Accounts                    30%
        ========================          ==================

        On March 1, 1998 and on each September 1 and March 1 thereafter the Administrative Agent shall have the right to adjust the Applicable Foreign Advance Rates for the various types of Eligible Foreign Accounts and to identify other categories of Eligible Foreign Accounts with different Applicable Foreign Advance Rates. The adjustment and determination of the Applicable Foreign Advance Rates shall be made by the Administrative Agent using its reasonable business judgment, with the concurrence of the Lenders taking into account such factors and criteria as Administrative Agent shall reasonably deem relevant. The above-specified types of Eligible Foreign Accounts are defined below:

                      "MAJORS/NATIONALS" means accounts receivable of any
               Borrower or a Subsidiary that are owing from foreign operations of major United States petroleum companies, national oil companies of various jurisdictions, other international oil companies and other major oil companies that have been pre-approved by the Administrative Agent at 80% Foreign Advance Rate, all as identified by the Borrowers on SCHEDULE 1.1A, together with such other petroleum companies as the Administrative Agent and the Lenders may approve in writing from time to time.

                      "ARGENTINA ACCOUNTS" means accounts receivable of any
               Borrower or a Subsidiary that originate or arise in Argentina or are owed by an Argentina account debtor, other than Majors/Nationals.

                      "VENEZUELA ACCOUNTS" means accounts receivable of any
               Borrower or a Subsidiary that originate or arise in Venezuela or are owed by a Venezuela account debtor, other than Majors/Nationals.

                      "COLOMBIA ACCOUNTS" means accounts receivable of any
               Borrower or a Subsidiary that originate or arise in Colombia or are owed by a Colombia account debtor, other than Majors/Nationals.

                      "OTHER COUNTRIES ACCOUNTS" means accounts receivable any
               Borrower or a Subsidiary that originate or arise in a country other than the United States, Argentina, Venezuela and Colombia, or are owed by an account debtor located or domiciled in such other country, other than Majors/Nationals.

               "APPLICABLE LENDING OFFICE" means for each Lender and each Type of Advance, the lending office of such Lender (or of an Affiliate of such Lender) designated for such Type of Advance below its name on the signature pages hereof or such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Borrowers and the Administrative Agent as the office by which its Advances of such Type are to be made and maintained.

               "APPLICABLE MARGIN" means, for any day, (a) with respect to Eurodollar Advances, the marginal interest rate over the Eurodollar Rate that is applicable when any Applicable Rate based on the Eurodollar Rate is determined under this Agreement, and (b) with respect to Base Rate Advances, the marginal interest rate over the Base Rate that is applicable when any Applicable Rate based on the Base Rate is determined under this Agreement. The Applicable Margin shall be 2.0% for Eurodollar Advances and 0.50% for Base Rate Advances from the date hereof through December 31, 1997. Beginning January 1, 1998, the Applicable Margin is subject to adjustment (upwards or downwards, as appropriate), as indicated in the table and text set forth below:

                                          S&P/MOODY'S
                                        RATING OF PARENT
         RATIO OF                         GUARANTOR'S       APPLICABLE MARGIN    APPLICABLE MARGIN
      FUNDED DEBT TO                       UNSECURED          FOR EURODOLLAR         FOR BASE
          EBITDA                          SENIOR DEBT            ADVANCES          RATE ADVANCES
Less than 1.50 to 1.00                BBB-/Baa3 or higher         1.25%                0.50%
Greater than or equal to 1.50 to           BB to BB+/             1.50%                0.50%
1.00, but less than 2.00 to 1.00           Ba2 to Ba3
Greater than or equal to 2.00 to            BB-/Ba1               1.75%                0.50%
1.00, but less than 2.50 to 1.00
Greater than or equal to 2.50 to
1.00                                         B+/B1                2.00%                0.50%
================================     ==================== ==================== ===================

        On January 1, 1998 and on each Quarterly Payment Date thereafter, the Applicable Margin shall be adjusted to reflect the Applicable Margin which is the lower of (a) the Applicable Margin prescribed above for the ratio of the Funded Debt to EBITDA of the Parent Guarantor and its Subsidiaries, on a consolidated basis, for the most recently ended Rolling

        Period demonstrated by the most recently delivered Compliance Certificate, or (b) the Applicable Margin prescribed above for the S&P and Moody's rating of the Parent Guarantor's unsecured senior debt as of such date as set forth in the most recently published ratings by S&P and Moody's then publicly available. In the event of a difference in rating between S&P and Moody's, the lower rating shall be used, which may result in a higher Applicable Margin. After each adjustment of the Applicable Margin in accordance herewith, the new Applicable Margin shall apply to all Advances made or outstanding thereafter until the next Quarterly Payment Date that another Applicable Margin is applicable. Upon the request of the Administrative Agent, the Borrowers must demonstrate to the reasonable satisfaction of the Administrative Agent the required applicable ratio in order to obtain an adjustment to a lower Applicable Margin. If the Borrowers fail to furnish to the Administrative Agent any Compliance Certificate by the date required by this Agreement, then the maximum Applicable Margin shall apply at all times after such date for all Advances made or outstanding after such date until the Borrowers furnish the required Compliance Certificate to the Administrative Agent.

               "APPLICABLE RATE" means: (i) during the period that an Advance is a Base Rate Advance, the Base Rate plus the Applicable Margin; and (ii) during the period that an Advance is a Eurodollar Advance, the Eurodollar Rate plus the Applicable Margin.

               "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and its assignee and accepted by the Administrative Agent pursuant to SECTION 15.6, in substantially the form of EXHIBIT "C" hereto.

               "BASE RATE" means as of any date of determination, a rate per annum (rounded upwards, if necessary, to the nearest 1/16th of 1%) equal to the greater of (a) the Prime Rate in effect on such day, or (b) the sum of the Federal Funds Effective Rate in effect on such day plus 0.5%. If for any reason the Administrative Agent shall have determined (which determination shall be PRIMA FACIE correct) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure after diligent effort of the Administrative Agent to obtain sufficient quotations in accordance with the definition of Federal Funds Effective Rate, the Base Rate shall be determined without regard to clause (b) of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively, without notice to the Borrowers.

                "BASE RATE ADVANCES" means Advances that bear interest based upon the Base Rate.

                "BORROWER" and "BORROWERS" have the meaning specified in the introductory paragraph.

                "BORROWER PLEDGE AGREEMENT" means the Pledge Agreement of each of the Borrowers who owns capital stock of a Subsidiary in favor of the Administrative Agent in substantially the form of EXHIBIT "D" hereto, as the same may be amended, supplemented or modified from time to time.

               "BORROWING BASE" means, at any time, an amount equal to the sum of (a) 80% of Eligible Domestic Accounts, plus (b) the Applicable Foreign Advance Rate of each Eligible Foreign Account, plus (c) the lesser of (i) the amount equal to 50% of the aggregate amount of the Commitments or (ii) the Applicable Rig Advance Rate, multiplied by the Fair Market Value of all Eligible Rigs.

               "BUSINESS DAY" means (a) any day on which national banks in Houston, Texas and in San Francisco, California are open for the conduct of commercial banking business, and (b) with respect to all borrowings, payments, Conversions, Continuations, Interest Periods, and notices in connection with each Eurodollar Advance, any day which is a Business Day described in clause (a) above and which is also a day on which dealings in Dollar deposits are carried out in the London eurodollar interbank market.

               "CAPITAL LEASE OBLIGATIONS" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP. For purposes of this Agreement, the amount of such Capital Lease Obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

               "CAPITALIZATION" means the sum of Funded Debt plus Net Worth.

               "CHANGE IN CONTROL" means either (i) a "change of control" as defined in the Indenture or (ii) the acquisition by any Person or two or more Persons acting in concert of the beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor provision thereto) of 50% or more of the voting stock and the other voting equity interests of the Parent Guarantor.

               "CODE" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated and rulings issued thereunder.

               "COLLATERAL" has the meaning specified in SECTION 6.1.

               "COMMITMENT" means, as to each Lender, the obligation of such Lender to make Advances pursuant to SECTION 2.1 and issue or participate in Letters of Credit pursuant to SECTIONS 3.1 and 3.3 in an aggregate principal amount at any time outstanding up to but not exceeding the amount set forth opposite the name of such Lender on the signature pages hereto under the heading "Commitment", as such amount may be reduced pursuant to SECTION 2.9, 2.10 or 2.11 or terminated pursuant to SECTION 2.9, SECTION 12.2 or SECTION 15.21.

               "COMPLIANCE CERTIFICATE" means a certificate of the president, chief executive officer, chief financial officer, treasurer or corporate controller of the Parent Guarantor, in the form of EXHIBIT "E" hereto, with appropriate completions.

               "CONDITIONAL CONSENT" means the consent, at the request of the Borrowers or the Administrative Agent, of Lenders consisting of at least the Required Lenders to a waiver or amendment of SECTIONS 10.1 or 10.3, or both.

               "CONTINGENT LIABILITIES" means, as applied to any Person, those direct or indirect liabilities of that Person (other than non-monetary performance obligations) with respect to any Debt, lease, dividend, letter of credit or other obligation (the "PRIMARY OBLIGATIONS") of another Person (the "PRIMARY OBLIGOR"), including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof. The amount of any Contingent Liabilities shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Liabilities are made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Borrowers in good faith.

               "CONTINUE", "CONTINUATION", and "CONTINUED" shall refer to the continuation pursuant to SECTION 2.6 of a Eurodollar Advance as a Eurodollar Advance from one Interest Period to the next Interest Period.

               "CONVERT", "CONVERSION", and "CONVERTED" shall refer to a conversion pursuant to SECTION 2.6 or ARTICLE V of one Type of Advance into another Type of Advance.

               "CONVERTIBLE SUBORDINATED DEBENTURES" means the 6 1/4% convertible subordinated debentures issued by the Parent Guarantor pursuant to the terms of that certain Indenture dated June 26, 1996 by and between the Parent Guarantor and Marine Midland Bank, as trustee.

               "COVERAGE RATIO" means, as of any date, the ratio of (a) EBIT for the Rolling Period then most recently ended on such date, minus dividends paid on common and preferred stock of the Parent Guarantor and treasury stock purchases of the Parent Guarantor and its Subsidiaries on a consolidated basis paid during such period to (b) interest expense of the Parent Guarantor and its Subsidiaries on a consolidated basis, for such period, plus the portion of long-term Debt of the Parent Guarantor and its Subsidiaries, on a consolidated basis, that was scheduled for repayment during such period.

               "DEBT" means as to any Person at any time (without duplication):
        (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable of such Person arising in the ordinary course of business (d) all Capital Lease Obligations of such Person,

        (e) all Debt Guaranteed by such Person, (f) all obligations secured by a Lien existing on property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are non-recourse to the credit of such Person, (g) all Contingent Liabilities and reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments, and (h) all liabilities of such Person in respect of unfunded vested benefits under any Plan.

               "DEFAULT" means an Event of Default or the occurrence of an event or condition which with notice or lapse of time or both would become an Event of Default.

               "DEFAULT RATE" means the lesser of the Maximum Rate or the sum of the Base Rate in effect from day to day plus 5% per annum.

               "DISPUTE" has the meaning specified in SECTION 15.20(A).

               "DOLLARS" and "$" mean lawful money of the United States of America.

               "DOMESTIC ACCOUNTS" means all accounts receivable of the Borrowers and the Domestic Subsidiaries, or any of them, with respect to which the account debtor is domiciled or doing business in the United States of America.

               "DOMESTIC SUBSIDIARY" means each Subsidiary other than the Foreign Subsidiaries.

               "EBIT" means net income of the Parent Guarantor and its Subsidiaries, on a consolidated basis (less any non-cash income included in net income), plus, to the extent that any of the following were deducted in calculating such net income, interest expense and tax expenses, but excluding all extraordinary items of income and loss.

               "EBITDA" means EBIT, plus, to the extent that any of the following were deducted in calculating net income, depreciation and amortization but excluding all extraordinary items of income and loss.

               "ELIGIBLE ACCOUNTS" means, at any time, all Domestic Accounts and Foreign Accounts created in the ordinary course of business that are acceptable to the Administrative Agent using its reasonable business judgment and satisfy the following conditions:

                      (a) The account complies with all applicable laws, rules,
               and regulations, including, without limitation, usury laws, the Federal Truth in Lending Act, and Regulation Z of the Board of Governors of the Federal Reserve System;

                      (b) The account has been billed and has not been
               outstanding for more than 90 days past the original date of invoice;

                      (c) The account was created in connection with (i) the
               sale of goods by any Borrower or any Subsidiary in the ordinary course of business and such sale has been consummated and such goods have been shipped and delivered and received by the account debtor, or (ii) the performance of services by such Borrower or Subsidiary in the ordinary course of business and the portion of such services billed by such Borrower and its Subsidiaries have been completed and accepted by the account debtor;

                      (d) The account arises from an enforceable contract, the
               performance of which has been completed by any Borrower or any Subsidiary for the portion billed;

                      (e) The account does not include any progress billings for which billings the services have not been completed and accepted by the account debtor;

                      (f) The account does not arise from the sale of any good
               that is on a bill-and-hold, guaranteed sale, sale-or-return, sale on approval, consignment, or any other repurchase or return basis;

                      (g) A Borrower or any Subsidiary has good and indefeasible title to the account and the account is not subject to any Lien except Liens in favor of the Administrative Agent and Liens permitted by SECTION 10.2;

                      (h) The account does not arise out of a contract with or
               order from an account debtor that prohibits or makes void or unenforceable the grant of a security interest by a Borrower or any Subsidiary to the Administrative Agent in and to such account;

                      (i) The account is not subject to any setoff,
               counterclaim, defense, dispute, recoupment, or adjustment other than normal discounts for prompt payment or contra accounts as set forth below;

                      (j) The account debtor is not insolvent or the subject of
               any bankruptcy or insolvency proceeding and has not made an assignment for the benefit of creditors, suspended normal business operations, dissolved, liquidated, terminated its existence, ceased to pay its debts as they become due, or suffered a receiver or trustee to be appointed for any of its assets or affairs;

                      (k) The account is not evidenced by chattel paper or an
               instrument;

                      (l) No payment default exists under the account by any
               party thereto;

                      (m) The account debtor has not returned or refused to
               retain, or otherwise notified a Borrower or any Subsidiary of any dispute concerning, or claimed nonconformity of, any of the goods from the sale of which the account arose;

                      (n) The account is not owed by an employee or Affiliate of any Borrower or any Subsidiary;

                      (o) The account is payable in Dollars by the account
               debtor (except with respect to Eligible Foreign Accounts);

                      (p) The account shall be ineligible if the account debtor
               is domiciled in any country other than the United States of America, unless the account is an Eligible Foreign Account;

                      (q) All accounts owed by any account debtor shall be
               ineligible if more than 25% of the aggregate balances then outstanding on accounts owed by such account debtor and its Affiliates to the Borrowers and the Subsidiaries on a consolidated basis have been outstanding for more than 90 days past the dates of their original invoices;

                      (r) If the aggregate balances then outstanding on accounts owed by any account debtor and its Affiliates to the Borrowers and the Subsidiaries on a consolidated basis constitute more than 15% of the total accounts receivable of the Borrowers and the Subsidiaries on a consolidated basis, then the portion of the accounts owed by such account debtor in excess of the 15% concentration limit shall be ineligible;

                      (s) The account shall be ineligible if the account debtor
               is the United States of America or any department, agency, or instrumentality thereof subject to the Federal Assignment of Claims Act of 1940, as amended ("FACA"), and the FACA shall not have been complied with.

               The amount of the Eligible Accounts owed by an account debtor to a Borrower or any Subsidiary shall be reduced by the amount of all "contra accounts," past due credits and other obligations which are owed by such Borrower or any Subsidiary to such account debtor.

               "ELIGIBLE ASSIGNEE" means any commercial bank, savings and loan association, savings bank, finance company, insurance company, mutual fund, or other financial institution (whether a corporation, partnership, or other entity) acceptable to the Administrative Agent.

               "ELIGIBLE RIGS" means, at any time, all Rigs then owned by (and in the possession or under the control of) any Borrower or any Domestic Subsidiary, in which the Administrative Agent has a perfected, first priority preferred mortgage and Lien, subject to any Liens permitted by
        SECTION 10.2 hereof. For purposes of calculating the Borrowing Base hereunder, the Fair Market Value of Eligible Rigs shall be determined based on updated annual appraisals conducted pursuant to SECTION 9.1(I). If at any time the Borrowers fail to furnish to the Administrative Agent updated appraisals of the Eligible Rigs as required by SECTION 9.1(I) hereof, then the Fair Market Value of the Eligible Rigs shall be estimated by the Agents, in their sole discretion, at all times after such date for all determinations of the Borrowing Base made after such date until the Borrowers furnish the required appraisal to the Administrative Agent.

               "ELIGIBLE DOMESTIC ACCOUNTS" means all Eligible Accounts that are Domestic Accounts.

               "ELIGIBLE FOREIGN ACCOUNTS" means all Eligible Accounts that are Foreign Accounts that (a) constitute Eligible Accounts and (b) (i) are not subject to an enforceable contractual restrictions of the rights to assignment of the account thereunder, or (ii) a Borrower or a Subsidiary, as applicable, has obtained written consent to the assignment of the rights to payment thereunder from the account debtor.

               "ENVIRONMENTAL LAWS" means any and all United States of America federal, state, and local laws, regulations, and requirements pertaining to health, safety, or the environment.

               "ENVIRONMENTAL LIABILITIES" means all liabilities, obligations, responsibilities, remedial actions, losses, damages, punitive damages, consequential damages, treble damages, costs, expenses, fines, penalties, sanctions, and interest arising from environmental, health or safety conditions or the release or threatened release of a Hazardous Material into the environment, resulting from the past, present, or future operations of any Borrower or any Subsidiary.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereunder.

               "ERISA AFFILIATE" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as any Borrower or is under common control (within the meaning of Section 414(c) of the Code) with any Borrower.

               "EURODOLLAR ADVANCES" means Advances the interest rates on which are determined on the basis of the rates referred to in the definition of "Eurodollar Rate" in this SECTION 1.1.

               "EURODOLLAR RATE" means, for any Eurodollar Advance for any Interest Period therefor, an interest rate per annum determined by the Administrative Agent by DIVIDING: (i) the rate per annum (rounded upwards, if necessary, to the nearest 1/16th of 1%) determined by the Administrative Agent at or before 11:00 a.m. (London time) (or as soon thereafter as practicable) two Business Days before the first day of such Interest Period to be the rate of interest at which Dollar deposits in immediately available funds having a term comparable to such Interest Period and in an amount comparable to the principal amount of such Eurodollar Advance are offered to Administrative Agent in the London interbank eurodollar market for delivery on the first day of such Interest Period; by (ii) Statutory Reserves.

               "EXCHANGE RATE" means and refers to the nominal rate of exchange available to Agent in a chosen foreign exchange market for the purchase by the Administrative Agent at 11:00 a.m., Houston, Texas time, three Business Days prior to any date of determination, expressed as the number of units of such currency per one Dollar.

               "EXISTING CREDITS" means all existing letters of credit issued under and pursuant to the Prior Credit Agreement, which letters of credit are described on SCHEDULE 1.1(B) to this Agreement.

               "EVENT OF DEFAULT" has the meaning specified in SECTION 12.1.

               "FAIR MARKET VALUE" means the price at which such Rig could be sold by a willing seller to a willing purchaser in an arms-length transaction upon fair and reasonable terms, as such price shall be determined by methodology substantially similar to that used in the initial appraisal delivered by Borrowers pursuant to SECTION 7.1(A)(20) of this Agreement.

               "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, the weighted average of the rate on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, New York, or if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

               "FINAL CONSENT" means either (a) a written consent or reaffirmation of the Required Lenders (without giving effect to the percentages held by the Nonconsenting Lenders requesting an Opt-Out Request) to the request for waiver or amendment granted in the Conditional Consent that is provided after knowledge of the Nonconsenting Lenders under the Conditional Consent, or (b) a Conditional Consent after which no Opt-Out Request is made.

               "FNBC" has the meaning specified in the introductory paragraph hereof.

               "FOREIGN ACCOUNTS" means all accounts receivable of the Parent Guarantor, the Borrowers and the Subsidiaries, or any of them, with respect to which the account debtor is domiciled and operates in any country other than the United States of America and all accounts receivable of any Foreign Subsidiary.

               "FOREIGN AFFILIATE" means any Person in which any Borrower or any Subsidiary has an equity or ownership interest equal to or less than 50% and which is organized under the laws of any jurisdiction outside the United States of America.

               "FOREIGN SUBSIDIARY" means any Subsidiary which is organized under the laws of any jurisdiction outside of the United States of America.

               "FUNDED DEBT" means, at any particular time, the sum of the following, calculated on a consolidated basis for the Parent Guarantor and its Subsidiaries in accordance with GAAP:

               (a) all obligations for borrowed money (whether as a direct obligor on a promissory note, bond, debenture or other similar instrument, as a reimbursement obligor with respect to an issued letter of credit or similar instrument, as an obligor under a Guarantee of borrowed money, or as any other type of direct or contingent obligor), including but not limited to senior bank debt, senior notes and subordinated debt, but excluding obligations of the Parent Guarantor pursuant to the Convertible Subordinated Debentures and Limited Recourse Debt of the Parent Guarantor and its Subsidiaries PLUS (but without duplication)

               (b) all Capital Lease Obligations (other than the interest component of such obligations).

               "GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

               "GOVERNMENTAL AUTHORITY" means any nation or government, any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

               "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation for such Debt of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt of the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "GUARANTEE" used as a verb has a corresponding meaning.

               "GUARANTEED OBLIGATIONS" means all of the Obligations (excluding the Parent Obligations), including any and all post-petition interest and expenses (including reasonable attorneys' fees) whether or not allowed under any bankruptcy, insolvency, or other similar law.

               "GUARANTOR SECURITY AGREEMENT" means the security agreement of the Parent Guarantor in favor of the Administrative Agent in substantially the form of EXHIBIT "F" hereto, as the same may be amended, supplemented, or modified from time to time.

               "HAZARDOUS MATERIAL" means any substance, product, waste, pollutant, material, chemical, contaminant, constituent, or other material which is or becomes listed, regulated, or addressed under any Environmental Law, including, without limitation, asbestos, petroleum, and polychlorinated biphenyls.

               "INDENTURE" means that certain Indenture dated as of May 1, 1997, between the Parent Guarantor and The Chase Manhattan Bank, as trustee, as supplemented by that certain First

        Supplemental Indenture dated as of May 1, 1997 and The Chase Manhattan Bank, as trustee, as the same may be amended, modified, or supplemented from time to time.

               "INTEREST PERIOD" means with respect to any Eurodollar Advances, each period commencing on the date such Advances are made or Converted from Base Rate Advances or, in the case of each subsequent, successive Interest Period applicable to a Eurodollar Advance, the last day of the next preceding Interest Period with respect to such Advance, and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Borrowers may select as provided in SECTION 2.5 or 2.6 hereof, except that each such Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (a) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); (b) any Interest Period which would otherwise extend beyond the Termination Date shall end on the Termination Date; (c) no more than five Interest Periods for Eurodollar Advances shall be in effect at the same time; (d) no Interest Period for any Eurodollar Advances shall have a duration of less than one month and, if the Interest Period for any Eurodollar Advances would otherwise be a shorter period, such Advances shall not be available hereunder; and (e) no Interest Period may extend beyond a principal repayment date or Commitment reduction date unless, after giving effect thereto, the aggregate principal amount of the Eurodollar Advances having Interest Periods that end after such principal repayment date or Commitment reduction date plus the aggregate principal amount of Base Rate Advances shall be equal to or less than the Advances to be outstanding hereunder after such principal payment date or Commitment reduction date.

               "L/C APPLICATION" has the meaning specified in SECTION 3.1.

               "L/C DOCUMENTS" has the meaning specified in SECTION 3.1.

               "LENDER" and "LENDERS" have the meanings specified in the introductory paragraph hereof.

               "LETTER OF CREDIT" means any Existing Credit, any Parent Letter of Credit or any letter of credit issued by the Administrative Agent for the liability of the Parent Guarantor, a Borrower or a Subsidiary pursuant to ARTICLE III.

               "LETTER OF CREDIT LIABILITIES" means, at any time, the aggregate face amounts of all outstanding Letters of Credit.

               "LETTER OF CREDIT REQUEST FORM" means a certificate, in substantially the form of EXHIBIT "G" hereto, properly completed and signed by the Parent Guarantor or the Borrowers, as applicable, requesting the issuance of a Letter of Credit.

               "LIEN" means any lien, mortgage, security interest, tax lien, financing statement, pledge, charge, hypothecation, assignment, preference, priority, or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise.

               "LIMITED RECOURSE DEBT" of a Person means Debt of such Person under the terms of which the recourse of the holder of such Debt is effectively limited to specified assets securing such Debt on terms acceptable to the Administrative Agent, in its sole discretion.

               "LOAN DOCUMENTS" means this Agreement and all promissory notes, security agreements, pledge agreements, assignments, letters of credit, guaranties, L/C Documents, and other instruments, documents, and agreements executed and delivered pursuant to or in connection with this Agreement, as such instruments, documents, and agreements may be amended, modified, renewed, extended, or supplemented from time to time.

               "MATERIAL ADVERSE EFFECT" means (a) any material adverse effect on (i) the business, condition (financial or otherwise), operations, prospects, or properties of the Parent Guarantor and its Subsidiaries taken as a whole, (ii) the ability of the Parent Guarantor and its Subsidiaries, taken as a whole, to carry out their business, or (iii) the ability of the Parent Guarantor and its Subsidiaries, taken as a whole, to perform the obligations under the Notes, this Agreement and the other Loan Documents in accordance with their respective obligations; or (b) an Event of Default hereunder.

               "MATERIAL SUBSIDIARY" means any Domestic Subsidiary of the Parent Guarantor or any Borrower.

               "MAXIMUM RATE" means, at any time, the maximum rate of interest under applicable law that the Lenders may charge the Borrowers. The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges in respect of the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to the Borrowers at the time of such change in the Maximum Rate. For purposes of determining the Maximum Rate under Texas law, the applicable rate ceiling shall be the applicable rate ceiling described in, and computed in accordance with, the Ship Mortgage Act and Article 5069-1D.001, Vernon's Texas Civil Statutes.

               "MOODY'S" means Moody's Investors Service, Inc.

               "MULTIEMPLOYER PLAN" means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Borrowers or any ERISA Affiliate and which is covered by Title IV of ERISA.

               "NET PROCEEDS" from any issuance, sale or other disposition of any shares of equity securities (or any securities convertible or exchangeable for any such shares, or any rights, warrants, or options to subscribe for or purchase any such shares) means the amount equal to (a) the aggregate gross cash proceeds of such issuance, sale or other disposition, less

        (b) the following: (i) placement agent fees, (ii) underwriting discounts and commissions, (iii) bank and other lender fees, and (iv) reasonable legal fees and other reasonable expenses payable by the issuer in connection with such issuance, sale or other disposition. "NET PROCEEDS" from any disposition of assets means the amount equal to (a) the aggregate gross cash proceeds of such disposition, less (b) the following: (i) sales or other similar taxes paid or payable by the seller in connection with such disposition, (ii) reasonable broker fees in connection with such disposition, (iii) reasonable legal fees and other reasonable expenses payable by the seller in connection with such disposition and (iv) the amount of any Debt secured by the assets that must be repaid in connection with such disposition so long as it is a Debt permitted under this Agreement.

               "NET WORTH" means, at any particular time, all amounts which, in conformity with GAAP, would be included as stockholder's equity on a consolidated balance sheet of the Parent Guarantor and its Subsidiaries.

               "NONCONSENTING LENDER" means a Lender that does not execute a Conditional Consent.

               "NOTES" means promissory notes of the Borrowers payable to the order of the Lenders, in substantially the form of EXHIBIT "H" hereto, and all extensions, renewals, replacements, and modifications thereof; "NOTE" means one of the Notes.

               "OBLIGATED PARTY" means any Person who is or becomes party to any agreement that guarantees or secures payment and performance of the Obligations or any part thereof.

               "OBLIGATIONS" means (a) the Parent Obligations, and (b) all obligations, indebtedness, and liabilities of the Borrowers to the Agents and the Lenders, or any of them, arising pursuant to any of the Loan Documents, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several (including, without limitation, all of the Borrowers' contingent reimbursement obligations in respect of Letters of Credit), and all interest accruing thereon and all attorneys' fees and other expenses incurred in the enforcement or collection thereof.

               "OPERATING LEASE" means any lease (other than a lease constituting a Capital Lease Obligation) of real or personal property.

               "OPT-OUT REQUEST" means a written request of a Nonconsenting Lender received by the Borrowers and the Administrative Agent not later than three Business Days after the granting of a Conditional Consent that requests that the Commitment of such Nonconsenting Lender be terminated on a date not earlier than 45 Business Days thereafter and that all Loans of such Nonconsenting Lender be paid in full on such date.

               "PARENT GUARANTOR" is defined in ARTICLE XIV hereof.

               "PARENT GUARANTOR PLEDGE AGREEMENT" means the Pledge Agreement of the Parent Guarantor in favor of the Administrative Agent in substantially the form of EXHIBIT "I" hereto, as the same may be amended, supplemented, or modified from time to time.

               "PARENT LETTERS OF CREDIT" has the meaning specified in SECTION
        3.1 hereof.

               "PARENT OBLIGATIONS" means the Parent Reimbursement Obligations, interest on the Parent Reimbursement Obligations, Letter of Credit fees owing by the Parent Guarantor under SECTION 3.5(B), the obligations of the Parent Guarantor under ARTICLE XIV hereof, and other Indebtedness (as defined in the Indenture) of the Parent Guarantor relating to this Agreement and the Loan Documents.

               "PARENT REIMBURSEMENT OBLIGATIONS" has the meaning specified in
        SECTION 3.4 hereof.

               "PAYOR" has the meaning specified in SECTION 4.5.

               "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

               "PERSON" means any individual, corporation, business trust, association, company, partnership, joint venture, Governmental Authority, or other entity.

               "PLAN" means any employee benefit or other plan established or maintained by the Borrowers or any ERISA Affiliate and which is covered by Title IV of ERISA.

               "PREFERRED SHIP MORTGAGE" means a United States first preferred ship mortgage executed by each Borrower which owns any of the Rigs in favor of the Administrative Agent with respect to each of the Rigs and dated on or about the date hereof, in substantially the form of EXHIBIT "J" hereto, as the same may be amended, supplemented, or modified from time to time.

               "PRIOR CREDIT AGREEMENT" has the meaning specified in the first recital hereof.

               "PRIME RATE" means at any time the rate of interest most recently announced within Wells Fargo at its principal office in San Francisco as its Prime Rate. The Borrowers understand that the Prime Rate may not be the best or lowest rate or a favored rate, and any statement, representation or warranty to that effect is expressly disclaimed by the Agents and the Lenders.

               "PRINCIPAL OFFICE" means the principal office of the Administrative Agent, presently located at 1000 Louisiana, Third Floor, Houston, Texas 77002.

               "PROHIBITED TRANSACTION" means any transaction set forth in
        Section 406 of ERISA or Section 4975 of the Code.

               "QUARTERLY PAYMENT DATE" means the first day of each January, April, July and October of each year, the first of which shall be the first such day after the date of this Agreement.

               "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

               "REGULATORY CHANGE" means, with respect to any Lender, any implementation, adoption or change after the date of this Agreement of United States federal, state, or foreign laws, rules or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives, or requests applying to a class of lenders including such Lender of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

               "REGISTER" has the meaning specified in SECTION 14.6(D).

               "REPORTABLE EVENT" means any of the events set forth in Section 4043 of ERISA.

               "REQUIRED LENDERS" means, at any time while no Advances are outstanding, two or more Lenders having at least 66-2/3% of the aggregate amount of the Commitments and, at any time while Advances are outstanding, two or more Lenders holding at least 66-2/3% of the outstanding aggregate principal amount of the Advances.

               "REQUIRED PAYMENT" has the meaning specified in SECTION 4.5.

               "RESTRICTED PAYMENT" means, as to any Person, (a) the declaration or payment of any dividends or any other payment or distribution (in cash, property, or obligations) by a Person on account of such Person's capital stock, other than dividends paid in stock, (b) the redemption, purchase, retirement, or other acquisition by a Person of any of its capital stock, or (c) the setting apart of any money for a sinking fund or other analogous fund for any dividend or other distribution on such Person's capital stock or for any redemption, purchase, retirement, or other acquisition of any of such Person's capital stock.

               "RIGS" means jack-up drilling units listed on SCHEDULE 1.1C attached hereto which are documented as vessels under the laws and flag of the United States of America, together with any and all traveling and handling equipment, blowout prevention equipment, solids control equipment, mud mixing equipment, generators, ancillary equipment, communication equipment, special equipment and all other related equipment, machinery, spare parts and other property, whether onboard or ashore, including, without limitation, any and all attachments, accessories and additions thereto, and all substitutions, replacements, products and proceeds thereof.

               "ROLLING PERIOD" means, for each fiscal quarter of the Parent Guarantor and its Subsidiaries, such quarter and the three preceding fiscal quarters.

               "S&P" means Standard & Poor's Corporation.

               "SALE-LEASEBACK DEBT" means, as to any particular lease entered into in a Sale-Leaseback Transaction, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid under such lease during the remaining term thereof, discounted from the respective due dates thereof to such date at the rate per annum which would then be used to determine the lease classification under GAAP. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates, and similar charges.

               "SALE-LEASEBACK TRANSACTION" means any sale by any Borrower or any of the Subsidiaries to any Person (other than a Borrower or another of the Subsidiaries) of any property owned by such Borrower or such Subsidiary if, as part of the same transaction or series of transactions, any Borrower or any of the Subsidiaries shall lease as lessee the same property or other substantially equivalent property which it intends to use for substantially the same purposes.

               "SECURITY AGREEMENT" means the Security Agreement of each of the Borrowers in favor of the Administrative Agent in substantially the form of EXHIBIT "K" hereto, as the same may be amended, supplemented, or modified from time to time.

               "SENIOR DEBT" means Funded Debt (other than Limited Recourse Debt, Sale-Leaseback Debt and Guarantees) of the Parent Guarantor and its Subsidiaries, or any of them, which is not subordinated to any other Debt.

               "SENIOR NOTES" means up to $325,000,000 of 9-3/8% Senior Notes due 2007 issued by the Parent Guarantor pursuant to the terms of the Indenture upon the terms and conditions set forth therein.

               "SHIP MORTGAGE ACT" has the meaning specified in SECTION
        15.10(A).

               "STATUTORY RESERVES" means the difference (expressed as a decimal) of the number one minus the aggregate of the actual reserve percentages (including, without limitation, any marginal, special, emergency, or supplemental reserves) expressed as a decimal established by the Board of Governors of the Federal Reserve System and any other banking authority to which the Administrative Agent is subject for Eurocurrency Liabilities (as defined in Regulation D). Such reserve percentages shall include, without limitation, those imposed under Regulation D. Eurodollar Advances shall be deemed to constitute Eurocurrency Liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to the Administrative Agent under Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

               "SUBSIDIARY" means (a) any corporation of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned or controlled, directly or indirectly, through one or more intermediaries, by a Person, by one or more of the Subsidiaries of such Person, or by such Person and the Subsidiaries, or both, and (b) any limited liability company, partnership or other entity (i) of which at least a majority of the ownership, equity or voting interests is at the time owned or controlled, directly or indirectly, through one or more intermediaries, by a Person, by one or more of the Subsidiaries of such

        Person, or by such Person and one or more of its Subsidiaries, or both, and (ii) which is treated as a subsidiary in accordance with GAAP.

               "SYNDICATION AGENT" has the meaning specified in the introductory paragraph hereof.

               "TANGIBLE NET WORTH" means Net Worth, less (a) any amount at which shares of capital stock of any Person appear as an asset on the balance sheet of such Person, (b) goodwill, including any amounts, however designated, that represent the excess of the purchase price paid for assets or stock over the value assigned thereto, (c) patents, trademarks, trade names, and copyrights, (d) deferred expenses, (e) loans and advances to or other obligations owing by any stockholder, director, officer, partner, or employee of the Parent Guarantor, any Borrower, any Subsidiary, or any Affiliate of the Parent Guarantor, any Borrower or any Subsidiary, and (f) all other assets which are properly classified as intangible assets under GAAP.

               "TERMINATION DATE" means 11:00 A.M. Houston, Texas time on (a) December 22, 2000, or (b) such earlier date on which the Commitments terminate as provided in this Agreement.

               "TYPE" means any type of Advance (i.e., Base Rate Advance or Eurodollar Advance).

               "UCC" means the Uniform Commercial Code as in effect in the State of Texas.

               "WELLS FARGO" has the meaning specified in the introductory paragraph hereof.

        Section 1.2 OTHER DEFINITIONAL PROVISIONS. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words "hereof", "herein", and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Historical financial results for Forasol-Foramer N.V., a Dutch corporation recently acquired by the Parent Guarantor and its Subsidiaries, shall be included in the relevant Rolling Periods for use in calculating compliance with the financial covenants hereunder. Compliance with SECTIONS 11.1, 11.2 and 11.3 will be tested quarterly commencing with the quarter ending December 31, 1997. Unless otherwise specified, all Article and Section references pertain to this Agreement. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. Terms used herein that are defined in the UCC, unless otherwise defined herein, shall have the meanings specified in the UCC.

                                   ARTICLE II

                                    ADVANCES

        Section 2.1 ADVANCES. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make one or more Advances to the Borrowers from time to time from the date hereof to and including the Termination Date in an aggregate principal amount at any time outstanding up to but not exceeding the amount of such Lender's Commitment as then in effect, PROVIDED that the aggregate amount of all Advances at any time outstanding shall not exceed, and the Lenders shall not be obligated to make any Advance which would cause the aggregate amount of all outstanding Advances to exceed, the amount equal to (a) the lesser of (i) the aggregate amount of the Commitments or (ii) the Borrowing Base, minus (b) the Letter of Credit Liabilities. Subject to the foregoing limitations, and the other terms and provisions of this Agreement, the Borrowers may borrow, repay, and reborrow hereunder. The Borrowers may borrow hereunder by means of Base Rate Advances or Eurodollar Advances and, until the Termination Date, Borrowers may Convert all or part of one Type of Advance into another Type of Advance or Continue all or part of any Eurodollar Advance. Advances of each Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Advances of such Type.

        Section 2.2 NOTES. The obligation of the Borrowers to repay each Lender for Advances made by such Lender and interest thereon shall be evidenced by a Note executed by the Borrowers, payable to the order of such Lender, in the principal amount of such Lender's Commitment as in effect on the date hereof, and initially dated the date hereof. On any date that a newly formed or acquired Material Subsidiary becomes a party to this Agreement pursuant to SECTION 6.5 hereof, the Borrowers shall execute new Notes payable to each Lender, in the principal amount of such Lender's Commitment as in effect on such date.

        Section 2.3 REPAYMENT OF ADVANCES. The Borrowers shall repay the unpaid principal amount of all Advances as provided in SECTIONS 2.9, 2.10, and 4.3 and on the Termination Date.

        Section 2.4 INTEREST. The unpaid principal amount of the Advances shall bear interest prior to maturity at a varying rate per annum equal from day to day to the lesser of (a) the Maximum Rate, or (b) the Applicable Rate. Interest shall be computed on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be. If at any time the Applicable Rate for any Advance shall exceed the Maximum Rate, thereby causing the interest accruing on such Advance to be limited to the Maximum Rate, then any subsequent reduction in the Applicable Rate for such Advance shall not reduce the rate of interest on such Advance below the Maximum Rate until the aggregate amount of interest accrued on such Advance equals the aggregate amount of interest which would have accrued on such Advance if the Applicable Rate had at all times been in effect. Accrued and unpaid interest on the Advances shall be due and payable as follows:

              (i) in the case of Base Rate Advances, on each Quarterly Payment Date;

              (ii) in the case of each Eurodollar Advance, on the last day of the Interest Period with respect thereto and, in the case of an Interest Period greater than three months, at three-month intervals after the first day of such Interest Period;

             (iii) upon the payment or prepayment of any Advance or the Conversion of any Advance to an Advance of another Type (but only on the principal amount so paid, prepaid, or Converted); and

              (iv) on the Termination Date.

All past due principal and interest shall bear interest at the Default Rate. Interest payable at the Default Rate shall be payable from time to time on demand.

        Section 2.5 BORROWING PROCEDURE. The Borrowers shall give the Administrative Agent notice of each requested Advance, by means of an Advance Request Form, before 9:00 A.M. San Francisco, California time on the same Business Day as the requested date of each Base Rate Advance and before 9:00 A.M. San Francisco, California time at least three Business Days before the requested date of each Eurodollar Advance, specifying: (i) the requested date of such Advance (which shall be a Business Day), (ii) the amount of such Advance,
(iii) the Type of the Advance, and (iv) in the case of a Eurodollar Advance, the duration of the Interest Period for such Advance. The Administrative Agent at its option may accept telephonic requests for Advances, provided that such acceptance shall not constitute a waiver of the Administrative Agent's right to delivery of an Advance Request Form in connection with subsequent Advances. Any telephonic request for an Advance by the Borrowers shall be promptly confirmed by submission of a properly completed Advance Request Form to the Administrative Agent. Each Advance shall be in a minimum principal amount of $5,000,000 or such greater amount which is an integral multiple of $5,000,000. The aggregate principal amount of Eurodollar Advances having the same Interest Period shall be at least equal to $5,000,000. The Administrative Agent shall notify each Lender of the contents of each such notice on the day such notice is received by Administrative Agent if received by 11:00 a.m. Houston, Texas time on a Business Day and otherwise on the next succeeding Business Day. Promptly on the date specified for each Advance hereunder, each Lender will make available to the Administrative Agent at the Principal Office in immediately available funds, for the account of the Borrowers, such Lender's pro rata share of each Advance. After the Administrative Agent's receipt of such funds and subject to the terms and conditions of this Agreement, the Administrative Agent will make each Advance available to the Borrowers by depositing the same, in immediately available funds, in an account of the Borrowers maintained with the Administrative Agent designated by the Borrowers or by wire transfer in accordance with written instructions from the Borrowers. All notices by the Borrowers to the Administrative Agent under this Section shall be irrevocable and shall be given not later than the time specified above for such notice on the day which is not less than the number of Business Days specified above for such notice.

        Section 2.6 CONVERSIONS AND CONTINUATIONS. The Borrowers shall have the right from time to time to Convert all or part of one Type of Advance into another Type of Advance or to Continue all or part of any Eurodollar Advance by giving the Administrative Agent written notice (by means of an Advance Request
Form) at least one Business Day before Conversion into a Base Rate Advance, and at least three Business Days before Conversion into or Continuation of a Eurodollar Advance, specifying: (i) the Conversion or Continuation date, (ii) the amount of the Advance to be Converted or Continued, (iii) in the case of Conversions, the Type of Advance to be Converted into, and (iv) in the case of a Continuation of or Conversion into a Eurodollar Advance, the duration of the Interest Period applicable thereto; provided that (a) Eurodollar Advances may only be Converted on the last day of the Interest Period, (b) except for Conversions to Base Rate Advances, no Conversions shall be made while a Default has occurred and is continuing and no Continuations of any Eurodollar Advances shall be made while a Default has occurred and is continuing, unless such Conversion or Continuation has been approved by Required Lenders, and (c) the aggregate principal amount of Eurodollar Advances having the same Interest Period shall be at least equal to $5,000,000. All notices given under this Section shall be irrevocable and shall be given not later than 9:00 A.M. San Francisco, California time on the day which is not less than the number of Business Days specified above for such notice. If the Borrowers shall fail to give the Administrative Agent the notice as specified above for Continuation or Conversion of a Eurodollar Advance prior to the end of the Interest Period with respect thereto, such Eurodollar Advance shall automatically be

Converted into a Base Rate Advance on the last day of the Interest Period for such Eurodollar Advance.

        Section 2.7 USE OF PROCEEDS. The proceeds of Advances shall be used by the Borrowers and their Subsidiaries for working capital in the ordinary course of business, for general corporate purposes, to refinance existing Debt, and to finance all or a portion of the purchase price for acquisitions permitted by
SECTION 10.3 hereof.

        Section 2.8 COMMITMENT FEE. The Borrowers agree, jointly and severally, to pay to the Administrative Agent for the account of each Lender a commitment fee on the daily average unused amount of such Lender's Commitment at the rate of 0.375% per annum based on a 360 day year and the actual number of days elapsed. For the purpose of calculating the commitment fee hereunder, the Commitments shall be deemed utilized by the amount of all outstanding Advances and Letter of Credit Liabilities. Accrued commitment fees shall be payable in arrears on each Quarterly Payment Date and on the Termination Date.

        Section 2.9 VOLUNTARY REDUCTION OR TERMINATION OF COMMITMENTS. The Borrowers shall have the right to terminate in whole or reduce in part to $75,000,000 the unused portion of the Commitments upon at least five Business Days prior notice (which notice shall be irrevocable) to the Administrative Agent specifying the effective date thereof, whether a termination or reduction is being made, and the amount of any partial reduction, provided that each partial reduction shall be in a minimum amount of $5,000,000 or such greater amount which is an integral multiple of $5,000,000 and the Borrowers shall, jointly and severally, simultaneously prepay the amount by which the unpaid principal amount of the Advances exceeds the Commitments (after giving effect to such notice) plus accrued and unpaid interest on the principal amount so prepaid. The Commitments may not be reinstated after they have been terminated or reduced.

        Section 2.10 MANDATORY PRINCIPAL PAYMENTS. Within 365 days of the date of each sale of assets permitted hereunder (other than sales of inventory in the ordinary course of business) by any Borrower or any Subsidiary resulting in Net Proceeds which, when aggregated with the Net Proceeds from all other such permitted sales of assets in the same fiscal year, exceed $5,000,000, and which are not reinvested in or used to purchase assets of equivalent value and usefulness during such 365-day period (i) the Commitments shall automatically reduce by the amount of the Net Proceeds from the sale of assets occurring on such date, and (ii) such Borrower shall simultaneously prepay the amount by which the unpaid principal amount of the Advances exceeds the Commitments (after giving effect to such reduction) plus accrued and unpaid interest on the principal amount so prepaid.

        Section 2.11 ADMINISTRATIVE FEE. The Parent Guarantor has agreed to pay to the Administrative Agent, solely for its own account, an annual administrative fee as separately agreed between the Parent Guarantor and the Administrative Agent under the Prior Credit Agreement. The Parent Guarantor acknowledges that such obligation shall continue under this Agreement.

        Section 2.12  CO-BORROWERS; JOINT AND SEVERAL LIABILITY.

               (a) Each Borrower acknowledges and agrees that it has determined independently that, in light of the conduct of the business of Borrowers as an integrated operation and a common enterprise that requires financing on a basis permitting the availability of credit to each Borrower, it will benefit specifically, directly and materially from the advances of credit contemplated by Lenders' financing and that the value of the consideration it is receiving from the Advances made hereunder is reasonably worth at least the sum at which it is taken by such Borrower.

               (b) It is expressly agreed and understood by each Borrower that Agents and Lenders shall have no responsibility to inquire into the apportionment, allocation, or disposition of any Advances made to Borrowers. All Advances are to be made for the collective account of Borrowers.

               (c) Each Borrower hereby jointly, severally, irrevocably and unconditionally guarantees to Agents and Lenders the full and prompt payment of each of the obligations under the Loan Documents by each other Borrower and the performance by each other Borrower of such Borrower's obligations hereunder and thereunder and shall fully and promptly perform all of the Obligations (other than the Parent Obligations), and agrees, as a primary obligation, to indemnify Agents and Lenders on demand for and against any loss incurred by Agents and Lenders as a result of any voidable, unenforceable, or ineffective provision herein or in any of the Loan Documents, for any reason whatsoever, whether or not known to Agents any Lender, or any person, firm or entity, the amount of such loss being in the amount to which Agents and Lenders would otherwise have been entitled to recover from Borrowers. This is a guaranty of payment and of performance and not of collection.

               (d) Each Borrower consents and agrees that Agents and Lenders may, at any time and from time to time, without notice or demand, except as otherwise required herein, whether before or after any actual or purported termination, repudiation or revocation of any of the Loan Documents, including this Agreement, by any one or more Borrowers, and without affecting the enforceability or continuing effectiveness hereof as to each Borrower, agree with one or more Borrowers or any other person, firm or entity to: (i) supplement, restate, compromise, modify, amend, increase, decrease, extend, discharge, renew, accelerate or otherwise change the time for payment or the terms of the Obligations or any part thereof, including any increase or decrease of the rate(s) of interest thereon; (ii) supplement, restate, modify, amend, increase, decrease or waive, or enter into or give any agreement, approval or consent with respect to, the Obligations or any part thereof, or any of the Loan Documents or any additional security or guarantees, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder; (iii) accept new or additional instruments, documents or agreements in exchange for or relative to any of the Loan Documents or the Obligations or any part thereof; (iv) accept partial payments on the Obligations; (v) receive and hold additional security or guarantees for the Obligations or any part thereof; (vi) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer or enforce any security or guarantees, and apply any security and direct the order or manner of the sale thereof as Agents in their sole and absolute discretion may determine;
        (vii) release any person, firm or entity from any personal liability with respect to the Obligations or any part thereof; (viii) settle, discharge, release on terms satisfactory to the Agents and the Lenders or by operation of applicable laws or otherwise liquidate or enforce any Obligations and any security therefor or guaranty thereof in any manner, consent to the transfer of any security and bid and purchase at any sale; (ix) consent to the merger, change or any other restructuring or termination of the corporate existence of any Borrower and correspondingly restructure the Obligations, and any such merger, change, restructuring or termination shall not affect the liability of any Borrower or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the Obligations, or (x) take or refrain from taking any other action as Agents and Lenders, in their sole and absolute discretion, may elect, or any or some of the foregoing.

               (e) Agents and Lenders may enforce this Agreement independently as to each Borrower and the Parent Guarantor and independently of any other remedy or security Agents and Lenders at any time may have or hold in connection with the Obligations or the Loan Documents, or both, and it shall not be necessary for Agents and Lenders to marshal assets in favor of any Borrower or any other person, firm or entity or to proceed upon or against or exhaust any security or remedy before proceeding to enforce this Agreement. Each Borrower and the Parent Guarantor expressly waives any right to require Agents and Lenders to marshal assets in favor of any Borrower, the Parent Guarantor or any other person, firm or entity or to proceed against the Parent Guarantor, any other Borrower or any collateral provided by any person, firm or entity, and agrees that Agents and Lenders may proceed against the Parent Guarantor, one or more Borrowers or any Collateral in such order as it shall determine in its sole and absolute discretion.

               (f) If any Borrower makes a payment in respect of the Obligations (other than the Parent Obligations), it shall have the rights of contribution and reimbursement set forth below against the other Borrowers, and shall be indemnified as set forth below; PROVIDED that no Borrower shall enforce its rights to any payment by exercising its rights of contribution, reimbursement or indemnification unless and until all the Obligations shall have been paid in full. Each Borrower waives any right of subrogation, contribution, reimbursement, and other rights of indemnity it may have against the Parent Guarantor.

               (g) If any Borrower makes a payment in respect of the Obligations (other than the Parent Obligations) that is greater than its Pro Rata Percentage (hereinafter defined) of the Obligations (other than the Parent Obligations), calculated as of the date such payment is made, the Borrower making such payment shall have the right to receive from each of the other Borrowers, and the other Borrowers jointly and severally agree to pay to such Borrower, when permitted by paragraph (f) above, an amount such that the net payments made by the Borrowers in respect of the Obligations (other than the Parent Obligations) shall be shared among the Borrowers pro rata in proportion to their respective Pro Rata Percentages of the Obligations (other than the Parent Obligations). The Borrowers hereby jointly and severally indemnify each of the other Borrowers and jointly and severally agree to hold each of them harmless from and against any and all amounts which any such Borrower shall ever be required to pay in respect of the Obligations (other than the Parent Obligations) in excess of such Borrower's respective Pro Rata Percentage of the Obligations (other than the Parent Obligations). Notwithstanding anything to the contrary contained in this paragraph or in this Agreement, no liability or obligation of any Borrower that shall accrue pursuant to this Agreement shall be paid nor shall it be deemed owed pursuant to this Agreement or any Loan Documents unless and until all of the Obligations (other than the Parent Obligations) shall be paid in full. As used herein, the term "PRO RATA PERCENTAGE" shall mean, for each Borrower, the percentage derived by dividing (a) the amount by which the fair saleable value of its assets on December 22, 1997 exceeds its liabilities (such excess for each Borrower, its "NET WORTH"), by (b) the Net Worth of all of the Borrowers.

               (h) Agents and Lenders may file a separate action or actions against any Borrower, whether such action is brought or prosecuted with respect to any security or against any other person, firm or entity, or whether any other person, firm or entity is joined in any such action or actions. Each Borrower agrees that Agents and Lenders and any Borrower and any affiliate of any Borrower may deal with each other in connection with the Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the continuing efficacy of this Agreement.

               (i) Agents and Lenders' rights hereunder shall be reinstated and revived, and the enforceability of this Agreement shall continue, with respect to any amount at any time paid on account of the Obligations that thereafter shall be required to be restored or returned by Agents and Lenders, all as though such amount had not been paid. The rights of Agents and Lenders created or granted herein and the enforceability of this Agreement at all times shall remain effective to cover the full amount of all the Obligations even though the Obligations, including any part thereof or any other security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against the Parent Guarantor or any Borrower and whether or not the Parent Guarantor or any other Borrower shall have any personal liability with respect thereto.

               (j) To the maximum extent permitted by applicable law, the Parent Guarantor and each Borrower expressly waives any and all defenses now or hereafter arising or asserted by reason of (i) any disability or other defense of the Parent Guarantor or any other Borrower with respect to the Obligations, (ii) the unenforceability or invalidity of any security or guaranty for the Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations,
        (iii) the cessation for any cause whatsoever of the liability of the Parent Guarantor or any other Borrower (other than by reason of the full payment and performance of all Obligations), (iv) any failure of Agents and Lenders to marshal assets in favor of the Parent Guarantor, any Borrower or any other person, firm or entity, (v) any failure of Agents and Lenders to give notice of sale or other disposition of Collateral to the Parent Guarantor, any Borrower or any other person, firm or entity or any defect in any notice that may be given in connection with any sale or disposition of collateral, (vi) any failure of Agents and Lenders to comply with applicable law in connection with the sale or other disposition of any Collateral or other security for any Obligation, including any failure of Agents and Lenders to conduct a commercially reasonable sale or other disposition of any Collateral or other security for any Obligation, (vii) any act or omission of Agents and Lenders or others that directly or indirectly results in or aids the discharge or release of any of the Parent Guarantor, any Borrower, or the Obligations or any security or guaranty therefor by operation of law or otherwise, (viii) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation, (ix) any failure of Agents and Lenders to file or enforce a claim in any bankruptcy or other proceeding with respect to any person, firm or entity, (x) the election by Agents and Lenders of the application or non-application of Section 1111(b)(2) of the Federal Bankruptcy Code, (xi) any extension of credit or the grant of any lien under Section 364 of the Federal Bankruptcy Code, (xii) any use of cash collateral under Section 363 of the Federal Bankruptcy Code, (xiii) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any person, firm or entity,
        (xiv) the avoidance of any lien in favor of Agents and Lenders for any reason, or (xv) any action taken by Agents and Lenders that is authorized by this Agreement or any Loan Document. Until such time, if any, as all of the Obligations have been paid and performed in full and no portion of any commitment of Agents and Lenders to the Parent Guarantor or any Borrower under any Loan Document remains in effect, no Borrower shall have any right of subrogation, contribution, reimbursement or indemnity, and each Borrower expressly waives any right to enforce any remedy that Agents and Lenders now has or hereafter may have against any other person, firm or entity and waives the benefit of, or any right to participate in, any Collateral now or hereafter held by Agents and Lenders. The Parent Guarantor and each Borrower expressly waive all presentments, demands for payment or performance, notices of nonpayment, notices of intent to accelerate, notices of acceleration and notices of nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Agreement or of the existence, creation or incurring of new or additional Obligations.

               (k) To the fullest extent permitted by applicable law, each Borrower expressly waives any suretyship defenses to the enforcement of this Agreement or any rights of Agents and Lenders created or granted hereby or to the recovery by any such person, firm or entity, including the Parent Guarantor, against any Borrower, or any other person, firm or entity liable therefor of any deficiency after a judicial or nonjudicial foreclosure or sale, even though such a foreclosure or sale may impair the subrogation rights of Borrowers and may preclude Borrowers from obtaining reimbursement or contribution from the other Borrowers. Each Borrower expressly waives any defenses or benefits that may be derived pursuant to or from Rule 31 of the Texas Rules of Civil Procedure,
        Section 17.001 of the Civil Practice and Remedies Code and Chapter 34 of the Texas Business and Commerce Code, as amended, or comparable provisions of the laws of any other jurisdiction, and all other suretyship defenses it otherwise might or would have under Texas law or other applicable law.

               (l) The Parent Guarantor and each Borrower warrant and agree that each of the waivers and consents set forth in this SECTION 2.12 are made after consultation with legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which the Parent Guarantor or such Borrower otherwise may have against the Parent Guarantor, the other Borrowers, Agents and Lenders or others, or against Collateral, and that, under the circumstances, the waivers and consents herein given are reasonable and not contrary to public policy or law. If any of the waivers or consents herein are determined to be contrary to any applicable law or public policy, such waivers and consents shall be effective to the maximum extent permitted by law.

               (m) Each Borrower represents and warrants to Agents and Lenders that (i) such Borrower has established adequate means of obtaining from the other Borrowers on a continuing basis financial and other information pertaining to the business, operations, and condition (financial and otherwise) of the other Borrowers, and their property, and (ii) such Borrower now is and hereafter will be completely familiar with the business, operations and condition (financial and otherwise) of the other Borrowers, and their property. Each Borrower hereby waives and relinquishes any duty on the part of Agents and Lenders to disclose to such Borrower any matter, fact or thing relating to the business, operations or condition (financial or otherwise) of the other Borrowers, or the property of the other Borrowers, whether now or hereafter known by Agents and Lenders during the term of this Agreement.


                                   ARTICLE III

                                LETTERS OF CREDIT

        Section 3.1 LETTERS OF CREDIT. Subject to the terms and conditions of this Agreement, the Administrative Agent agrees to issue, (i) at the request of the Borrowers, one or more standby Letters of Credit for the account of any Borrower or any Subsidiary and (ii) at the request of the Parent Guarantor, one or more standby Letters of Credit for the account of the Parent Guarantor (collectively, the "PARENT LETTERS OF CREDIT") from time to time from the date hereof to and including the Termination Date; PROVIDED, HOWEVER, that the outstanding Letter of Credit Liabilities shall not at any time exceed, and the Administrative Agent shall not be obligated to issue any Letter of Credit which would cause the outstanding Letter of Credit Liabilities to exceed, an amount equal to (a) the least of (1) $25,000,000, (2) the aggregate amount of the Commitments or (3) the Borrowing Base, minus (b) the outstanding Advances. Each Letter of Credit may be issued for the account of or used by the Parent Guarantor, any Borrower or any Subsidiary, but the Borrowers shall have full liability for each Letter of Credit other than the Parent Letters of Credit, for which the Borrowers shall have no liability. Each Letter of Credit shall have an expiration date that does not extend beyond the Termination Date, shall be payable in Dollars, shall have a minimum face amount of $50,000, must support a transaction that is entered into in the ordinary course of the Parent Guarantor's, any Borrower's or a Subsidiary's business, must support a transaction or purpose approved by the Administrative Agent in the exercise of its reasonable business judgment, must be reasonably satisfactory in form and substance to the Administrative Agent, and shall be issued pursuant to such documents and instruments (including, without limitation, the Administrative Agent's standard application for issuance of standby letters of credit, as the case may be, as then in effect [each an "L/C APPLICATION"]) as the Administrative Agent may require (collectively, the "L/C DOCUMENTS"). However, the form of L/C Application may be changed by the Administrative Agent from time to time without notice to the Borrowers or the Lenders.

        Section 3.2 PROCEDURE FOR ISSUING LETTERS OF CREDIT. Each Letter of Credit shall be issued on at least four Business Days prior notice from the Parent Guarantor or the Borrowers, as applicable, to the Administrative Agent by means of a Letter of Credit Request Form describing the transaction proposed to be supported thereby and specifying (a) the requested date of issuance (which shall be a Business Day), (b) the face amount of the Letter of Credit, (c) the expiration date of the Letter of Credit, (d) the name and address of the beneficiary, and (e) the name and address of the account party (which shall be the Parent Guarantor, a Borrower or a Subsidiary of a Borrower), (f) the purpose for which such Letter of Credit will be used, and (g) the form of the draft and any other documents required to be presented at the time of any drawing (such notice to set forth the exact wording of such documents or to attach copies thereof). The Administrative Agent shall notify each Lender of the contents of each such notice on the day such notice is received by Administrative Agent if received by 11:00 a.m. Houston, Texas time on a Business Day and otherwise on the next succeeding Business Day.

        Section 3.3 PARTICIPATION BY LENDERS. Immediately upon the Administrative Agent's issuance of any Letter of Credit on or after the date hereof, the Administrative Agent shall be deemed to have sold and transferred to each other Lender and each other Lender shall be deemed irrevocably and unconditionally to have purchased and received from the Administrative Agent, without recourse or warranty, an undivided interest and participation (to the extent of such Lender's pro rata share of the Commitments) in such Letter of Credit and all applicable rights of the Administrative Agent in such Letter of Credit. The Administrative Agent shall provide to each other Lender a copy of each Letter of Credit issued on or after the date hereof, promptly after issuance.

        Section 3.4 PAYMENTS CONSTITUTE ADVANCES AND PARENT REIMBURSEMENT OBLIGATIONS. Each payment by the Administrative Agent pursuant to a drawing under a Letter of Credit (excluding the Parent Letters of Credit) shall constitute and be deemed a Base Rate Advance by each Lender to the Borrowers under such Lender's Note and this Agreement as of the day and time such payment is made by the Administrative Agent and in the amount of such Lender's pro rata share of such payment. Each payment by the Administrative Agent pursuant to a drawing under a Parent Letter of Credit shall constitute and be deemed an advance of funds by each Lender to the Parent Guarantor as of the day and time such payment is made by the Administrative Agent and in the amount of such Lender's pro rata share of such payment. Promptly on the date of each payment by the Administrative Agent pursuant to a drawing under a Letter of Credit (including the Parent Letters of Credit) and after receipt of notice from the Administrative Agent as to the amount of such payment, each Lender will make available to the Administrative Agent at the Principal Office in immediately available funds, such Lender's pro rata share of such payment. The Parent Guarantor agrees to, immediately upon demand by the Administrative Agent, reimburse the Lenders for the full amount of each payment made by the Administrative Agent on a Parent Letter of Credit (collectively, the "PARENT REIMBURSEMENT OBLIGATIONS"). All past due Parent Reimbursement Obligations shall bear interest at the Default Rate.

        Section 3.5   LETTER OF CREDIT FEES.

               (a) The Borrowers shall, jointly and severally, pay to the Administrative Agent for the account of the Lenders a letter of credit fee in an amount equal to 0.75% per annum on the undrawn amount of each Letter of Credit (other than Parent Letters of Credit) based upon a year of 360 days for the period during which such Letter of Credit is outstanding, payable quarterly in advance on a non-refundable basis on the date each such Letter of Credit is issued and on each quarterly anniversary date thereof while such Letter of Credit remains outstanding. The Borrowers shall, jointly and severally, pay to the Administrative Agent, solely for its own account, a nonrefundable issuance and fronting fee for each Letter of Credit (other than Parent Letters of Credit) in an amount equal to 0.25% per annum of the face amount of such Letter of Credit for the period during which such Letter of Credit is outstanding, calculated on the basis of a year of 360 days and payable on the date each such Letter of Credit is issued. The Borrowers shall also, jointly and severally, pay to the Administrative Agent, solely for its own account as issuer of Letters of Credit, such amendment, transfer, negotiation and other fees as the Administrative Agent shall charge in accordance with its customary practices.

               (b) The Parent Guarantor shall pay to the Administrative Agent for the account of the Lenders a letter of credit fee in an amount equal to 0.75% per annum on the undrawn amount of each Parent Letter of Credit based upon a year of 360 days for the period during which such Parent Letter of Credit is outstanding, payable quarterly in advance on a non-refundable basis on the date each such Parent Letter of Credit is issued and on each quarterly anniversary date thereof while such Parent Letter of Credit remains outstanding. The Parent Guarantor shall pay to the Administrative Agent, solely for its own account, a nonrefundable issuance and fronting fee for each Parent Letter of Credit in an amount equal to 0.25% per annum of the face amount of such Parent Letter of Credit for the period during which such Parent Letter of Credit is outstanding, calculated on the basis of a year of 360 days and payable on the date each such Parent Letter of Credit is issued. The Parent Guarantor shall also pay to the Administrative Agent, solely for its own account as issuer of Letters of Credit, such amendment, transfer, negotiation and other fees as the Administrative Agent shall charge in accordance with its customary practices.

        Section 3.6 ISSUER'S RESPONSIBILITIES. The Administrative Agent agrees with each Lender that it will exercise and give the same care and attention to each Letter of Credit as it gives to its other letters of credit. Each Lender, the Parent Guarantor, and each Borrower agree that, in paying any draft or draw under any Letter of Credit, the Administrative Agent has no responsibility to obtain any document (other than any documents expressly required by the respective Letter of Credit) or to ascertain or inquire as to any document's validity, enforceability, sufficiency, accuracy or genuineness or the authority of any Person delivering it. Neither the Administrative Agent nor any of its representatives, directors, officers, employees, attorneys or agents shall be liable to any Lender, the Parent Guarantor, any Borrower or any Subsidiary for any Letter of Credit's use or for any beneficiary's acts or omissions. The Administrative Agent shall have no liability to the Parent Guarantor, any Borrower or any Lender for any action, inaction, error, delay or omission taken or suffered by the Administrative Agent or any of its representatives, directors, officers, employees, attorneys or agents in connection with any Letter of Credit, applicable draws, drafts or documents, or the transmission, dispatch or delivery of any related message or advice, if done, taken or made in accordance with the L/C Documents.

        Section 3.7 LETTER OF CREDIT DOCUMENTS. Certain additional provisions regarding the obligations, liabilities, rights, remedies and agreements of the Parent Guarantor, the Borrowers and the Administrative Agent relative to the Letters of Credit shall be set forth in the L/C Documents. The terms of this Agreement shall control any express conflict between the terms of this Agreement and the terms of any L/C Application. Omission of any term shall not be construed as an express conflict.

                                   ARTICLE IV

                                    PAYMENTS

        Section 4.1 METHOD OF PAYMENT. All payments of principal, interest, and other amounts to be made by the Borrowers under this Agreement and the other Loan Documents shall be made to the Administrative Agent at the Principal Office in Dollars and immediately available funds, without setoff, deduction, or counterclaim, not later than 11:00 A.M., Houston, Texas time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business
Day). The Borrowers shall, at the time of making each such payment, specify to the Administrative Agent the sums payable by the Borrowers under this Agreement and the other Loan Documents to which such payment is to be applied (and in the event the Borrowers fail to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent may apply such payment to the Obligations (other than the Parent Obligations) in such order and manner as it may elect in its sole discretion, subject to SECTION 4.4 hereof). Each payment received by the Administrative Agent under this Agreement or any other Loan Document for the account of a Lender shall be paid promptly to such Lender, in immediately available funds, for the account of such Lender's Applicable Lending Office. Whenever any payment under this Agreement or any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest and commitment fee, as the case may be.

        Section 4.2 VOLUNTARY PREPAYMENT. The Borrowers may, upon at least three Business Days' prior notice to the Administrative Agent prepay the Advances in whole at any time or from time to time in part without premium or penalty, provided that Eurodollar Advances prepaid on other than the last day of the Interest Period for such Advances must also be accompanied by payment to the Administrative Agent for the account of each Lender the amounts required under
SECTION 5.5 hereof. All notices under this Section shall be irrevocable and shall be given not later than 11:00 A.M. Houston, Texas time on the day which is not less than the number of Business Days specified above for such notice.

        Section 4.3 MANDATORY PREPAYMENT. If at any time the amount equal to the sum of (i) the outstanding principal amount of the Advances, plus (ii) the Letter of Credit Liabilities exceeds the Borrowing Base, the Borrowers shall, jointly and severally, promptly prepay the outstanding Advances by the amount of the excess plus accrued and unpaid interest on the amount so prepaid or, if no Advances are outstanding, the Borrowers shall immediately pledge to the Administrative Agent cash or cash equivalent investments acceptable to the Administrative Agent in an amount equal to the excess as security for the Obligations.

        Section 4.4 PRO RATA TREATMENT. Except to the extent otherwise provided herein: (a) each Advance shall be made by the Lenders under SECTION 2.1 or deemed made by the Lenders under SECTION 3.4, each payment of the commitment fee under SECTION 2.8 and each letter of credit fee under SECTION 3.5 shall be made for the account of the Lenders, each termination or reduction of the Commitments under SECTIONS 2.9 and 2.10 shall be applied to the Commitments of the Lenders, and each Letter of Credit shall be deemed participated in by the Lenders, pro rata according to the amounts of their respective Commitments; (b) the making, Conversion, and Continuation of

Advances of a particular Type (other than Conversions provided for by SECTION 5.4) shall be made pro rata among the Lenders holding Advances of such Type according to the amounts of their respective Commitments; (c) each payment and prepayment of principal of or interest on Advances by the Borrowers of a particular Type shall be made to the Administrative Agent for the account of the Lenders holding Advances of such Type pro rata in accordance with the respective unpaid principal amounts of such Advances held by such Lenders; and (d) Interest Periods for Advances of a particular Type shall be allocated among the Lenders holding Advances of such Type pro rata according to the respective principal amounts held by such Lenders.

        Section 4.5 NON-RECEIPT OF FUNDS. Unless the Administrative Agent shall have been notified by a Lender or the Borrowers (the "PAYOR") prior to the date on which such Lender is to make payment to the Administrative Agent of the proceeds of an Advance to be made by it hereunder or the Borrowers are to make a payment to the Administrative Agent for the account of one or more of the Lenders, as the case may be (such payment being herein called the "REQUIRED PAYMENT"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Administrative Agent, the recipient of such payment shall, on demand, pay to the Administrative Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (a) the Federal Funds Effective Rate for such period if the recipient is a Lender or (b) the Applicable Rate for such period if the recipients are the Borrowers.

        Section 4.6 WITHHOLDING TAXES. All payments by the Borrowers of principal of and interest on the Advances and of all fees and other amounts payable under any Loan Document are payable without deduction for or on account of any present or future taxes, duties or other charges levied or imposed by the United States of America or by the government of any jurisdiction outside the United States of America or by any political subdivision or taxing authority of or in any of the foregoing through withholding or deduction with respect to any such payments. If any such taxes, duties or other charges are so levied or imposed, the Borrowers will, jointly and severally, pay additional interest or will, jointly and severally, make additional payments in such amounts so that every net payment of principal of and interest on the Advances and of all other amounts payable by it under any Loan Document, after withholding or deduction for or on account of any such present or future taxes, duties or other charges, will not be less than the amount provided for herein or therein, provided that the Borrowers shall have no obligation to pay such additional amounts to any Lender to the extent that such taxes, duties, or other charges are levied or imposed by reason of the failure of such Lender to comply with the provisions of
SECTION 4.7. The Borrowers shall furnish promptly to the Administrative Agent for distribution to each affected Lender, as the case may be, official receipts evidencing any such withholding or reduction.

        Section 4.7 WITHHOLDING TAX EXEMPTION. Each Lender that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Borrowers and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments from the Borrowers under any Loan Document without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form 1001 or 4224 further undertakes to deliver to Borrowers and the Administrative Agent two additional copies of such form (or a successor form) on or before the date such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrowers or the Administrative Agent, in each case certifying that such Lender is entitled to receive payments from the Borrowers under any Loan Document without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrowers and the Administrative Agent that it is not capable of receiving such payments without any deduction or withholding of United States federal income tax.

        Section 4.8 AUTOMATIC PAYMENT. In addition to the payment methods provided in ARTICLE IV hereof, the Administrative Agent shall have the right to automatically debit the account of Pride Offshore, Inc., Account No. 4311845432, for the payment of principal, interest, fees and other amounts to be made by the Borrowers under this Agreement and the other Loan Documents. In the event such automatic debit results in an overdraft, such overdraft shall be deemed to be an Advance, if available, under this Agreement, or if an Advance is not made hereunder, the Borrowers shall immediately deposit sufficient funds into such operating account to cover such overdraft.

                                    ARTICLE V

           YIELD PROTECTION; LIMITATIONS ON ADVANCES; CAPITAL ADEQUACY

        Section 5.1   ADDITIONAL COSTS.

               (a) The Borrowers shall, jointly and severally, pay directly to each Lender from time to time such amounts as such Lender may determine to be necessary to compensate it for any costs incurred by such Lender which such Lender determines are attributable to its making or maintaining of any Eurodollar Advances hereunder or its obligation to make such Advances hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any such Advances or such obligation (such increases in costs and reductions in amounts receivable being herein called "ADDITIONAL COSTS"), resulting from any Regulatory Change which:

                      (i) changes the basis of taxation of any amounts payable
               to such Lender under this Agreement or its Note in respect of any Eurodollar Advances (other than taxes imposed on the overall net income of such Lender or its Applicable Lending Office for any Eurodollar Advances by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

                      (ii) imposes or modifies any reserve, special deposit,
               minimum capital, capital ratio, or similar requirement relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender

               (including any Eurodollar Advances or any deposits referred to in the definition of "Eurodollar Rate" in SECTION 1.1 hereof); or

                      (iii) imposes any other condition affecting this Agreement or its Note or any of such extensions of credit or liabilities or commitments.

        Each Lender will notify the Borrowers (with a copy to the Administrative Agent) of any event occurring after the date of this Agreement which will entitle such Lender to compensation pursuant to this SECTION 5.1(A) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and will designate a different Applicable Lending Office for Eurodollar Advances if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, violate any law, rule, or regulation or be in any way disadvantageous to such Lender, provided that such Lender shall have no obligation to so designate an Applicable Lending Office located outside the United States of America. Each Lender will furnish to the Borrowers, within 120 days after the occurrence of the event resulting in Additional Costs, a certificate setting forth the basis and the amount of each request of such Lender for compensation under this SECTION 5.1(A). If any Lender requests compensation from the Borrowers under this SECTION 5.1(A), the Borrowers may, by notice to such Lender (with a copy to Administrative Agent), suspend the obligation of such Lender to make or Continue making, or Convert Advances into, Eurodollar Advances until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of SECTION 5.4 hereof shall be applicable) and may convert any Eurodollar Advance into a Base Rate Advance, subject to the provisions of SECTION 5.5.

               (b) Without limiting the effect of the foregoing provisions of this SECTION 5.1, in the event that, by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender which includes deposits by reference to which the interest rate on Eurodollar Advances is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender which includes Eurodollar Advances or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Lender so elects by notice to the Borrowers the obligation of such Lender to make or Continue making, or Convert Advances into, Eurodollar Advances hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of SECTION 5.4 hereof shall be applicable).

               (c) Determinations and allocations by any Lender for purposes of this SECTION 5.1 of the effect of any Regulatory Change on its costs of maintaining its obligations to make Advances or of making or maintaining Advances or on amounts receivable by it in respect of Advances, and of the additional amounts required to compensate such Lender in respect of any Additional Costs, shall be conclusive, provided that such determinations and allocations are made on a reasonable basis.

        Section 5.2 LIMITATION ON TYPES OF ADVANCES. Anything herein to the contrary notwithstanding, if with respect to any Eurodollar Advances for any Interest Period therefor:

               (a) The Administrative Agent determines using its reasonable business judgment (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" in SECTION 1.1 hereof are not being provided in the relative amounts or for the relative maturities for purposes of determining the rate of interest for such Advances as provided in this Agreement; or

               (b) Required Lenders determine using their reasonable business judgment (which determination shall be conclusive) that the relevant rates of interest referred to in the definition of "Eurodollar Rate" in
        SECTION 1.1 hereof on the basis of which the rate of interest for such Advances for such Interest Period is to be determined do not accurately reflect the cost to the Lenders of making or maintaining such Advances for such Interest Period;

then the Administrative Agent shall give the Borrowers prompt notice thereof specifying relevant amounts or periods, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Advances or to Convert Base Rate Advances into Eurodollar Advances and the Borrowers shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Advances, either prepay such Eurodollar Advances or Convert such Eurodollar Advances into Base Rate Advances in accordance with the terms of this Agreement.

        Section 5.3 ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to (a) honor its obligation to make Eurodollar Advances hereunder or (b) maintain Eurodollar Advances hereunder, then such Lender shall promptly notify the Borrowers (with a copy to the Administrative Agent) thereof and such Lender's obligation to make or maintain Eurodollar Advances and to Convert Base Rate Advances into Eurodollar Advances hereunder shall be suspended until such time as such Lender may again make and maintain Eurodollar Advances (in which case the provisions of SECTION 5.4 hereof shall be applicable).

        Section 5.4 SUBSTITUTE BASE RATE ADVANCES. If the obligation of any Lender to make Eurodollar Advances shall be suspended pursuant to SECTION 5.1 or
5.3 hereof, all Advances which would be otherwise made by such Lender as Eurodollar Advances shall be made instead as Base Rate Advances and all Advances which would otherwise be Converted into Eurodollar Advances shall be Converted instead into (or shall remain as) Base Rate Advances (and, if an event referred to in SECTION 5.1(B) or 5.3 hereof has occurred and such Lender so requests by notice to the Borrowers (with a copy to the Administrative Agent), all Eurodollar Advances of such Lender then outstanding shall be automatically Converted into Base Rate Advances on the date specified by such Lender in such notice) and, to the extent that Eurodollar Advances are so made as (or Converted into) Base Rate Advances, all payments and prepayments of principal which would otherwise be applied to such Lender's Eurodollar Advances shall be applied instead to its Base Rate Advances.

        Section 5.5 COMPENSATION. The Borrowers shall, jointly and severally, pay to the Administrative Agent for the account of each Lender, upon the request of such Lender through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any actual loss, cost, or expense (other than loss of profit) incurred by it as a result of:

               (a) Any payment, prepayment or Conversion of a Eurodollar Advance for any reason (including, without limitation, the acceleration of outstanding Advances pursuant to SECTION 12.2) on a date other than the last day of an Interest Period for such Advance; or

               (b) Any failure by the Borrowers for any reason (including, without limitation, the failure of any conditions precedent specified in
        ARTICLE VII to be satisfied) to borrow, Convert, Continue, or prepay a Eurodollar Advance on the date for such borrowing, Conversion, Continuation, or prepayment, specified in the relevant notice of borrowing, Conversion, Continuation, or prepayment under this Agreement.

Such compensation shall equal an amount equal to the excess, if any, of (i) the amount of interest which otherwise would have accrued on the principal amount so paid or Converted or not borrowed for the period from the date of such payment, Conversion, or failure to borrow to the last day of the Interest Period for such Advance (or, in the case of a failure to borrow, the Interest Period for such Advance which would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Advance provided for herein over (ii) the interest component of the amount such Lender would have bid in the London interbank market for Dollar deposits of leading lenders and amounts comparable to such principal amount and with maturities comparable to such period. Each Lender which requests compensation under this SECTION 5.5 shall provide to the Borrowers, at the time of the request, a calculation of the compensation requested, together with a description of the method of calculation.

        Section 5.6 CAPITAL ADEQUACY. If after the date hereof, any Lender shall have determined that any Regulatory Change or compliance by such Lender (or its parent) with any guideline, request, or directive regarding capital adequacy (whether or not having the force of law) of any such central bank or other Governmental Authority, has or would have the effect of reducing the rate of return on such Lender's (or its parent's) capital as a consequence of its obligations hereunder or the transactions contemplated hereby to a level below that which such Lender (or its parent) could have achieved but for such Regulatory Change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 10 Business Days after demand by such Lender (with a copy to the Administrative Agent), the Borrowers shall, jointly and severally, pay to such Lender (or its parent) such additional amount or amounts as will compensate such Lender for such reduction. Each Lender will furnish to the Borrowers, within 120 days after such Lender actually incurs such reduction in its rate of return, a certificate of such Lender claiming compensation under this Section and setting forth the basis and the additional amount or amounts to be paid to it hereunder. Each such certificate shall be conclusive, provided that the determination of such amount or amounts is made on a reasonable basis. In determining such amount or amounts, such Lender may use any reasonable averaging and attribution methods.

        Section 5.7 ADDITIONAL COSTS IN RESPECT OF LETTERS OF CREDIT. If as a result of any Regulatory Change there shall be imposed, modified, or deemed applicable any tax, reserve, special deposit, or similar requirement against or with respect to or measured by reference to Letters of Credit issued or to be issued hereunder or the Commitments to issue or participate in Letters of Credit hereunder, and the result shall be to increase the cost to the Administrative Agent or any Lender of issuing, maintaining or participating in any Letter of Credit or its Commitment to issue or participate in Letters of Credit hereunder or reduce any amount receivable by the Administrative

Agent or any Lender hereunder in respect of any Letter of Credit (which increase in cost, or reduction in amount receivable, shall be the result of the Administrative Agent's or such Lender's reasonable allocation of the aggregate of such increases or reductions resulting from such event), then, upon demand by the Administrative Agent or such Lender, the Borrowers, jointly and severally, agree to pay the Administrative Agent or such Lender, as the case may be, from time to time as specified by the Administrative Agent or such Lender, as the case may be, such additional amounts as shall be sufficient to compensate the Administrative Agent or such Lender for such increased costs or reductions in amount. Each Lender will furnish to the Borrowers, within 180 days after such Lender actually incurs such increase in cost or reduction in amount receivable, a certificate of such Lender claiming compensation under this Section and setting forth the basis and the additional amount or amounts to be paid to it hereunder. Each such certificate shall be conclusive, provided that the determination of such amount or amounts is made on a reasonable basis.


                                   ARTICLE VI

                                    SECURITY

        Section 6.1 COLLATERAL. The Parent Guarantor and each Borrower hereby acknowledge, agree and confirm that, as continuing security for the full and complete payment and performance of the Obligations and the Guaranteed Obligations, the Parent Guarantor and each Borrower has executed and delivered or will execute and deliver the documents described below covering the property and collateral described in this SECTION 6.1 (which, together with any other property and collateral which may now or hereafter secure the Obligations or any part thereof, is sometimes herein called the "COLLATERAL"):

               (a) a security agreement granting to the Administrative Agent, for the pro rata benefit of the Lenders, a first priority security interest in all of the Parent Guarantor's or such Borrower's accounts, accounts receivable, inventory, chattel paper, documents, instruments and general intangibles, whether now owned or hereafter acquired, and all products and proceeds thereof, to the extent provided in such security agreement.

               (b) a pledge agreement, granting to the Administrative Agent, for the pro rata benefit of the Lenders, a first priority security interest, to the extent provided in the pledge agreement, in (a) all of the Parent Guarantor's or such Borrower's shares of capital stock and other equity interests of each Domestic Subsidiary, whether now owned or hereafter acquired by the Parent Guarantor or such Borrower, and (b) 66% of the shares of voting stock and other voting equity interests and all of the shares of non-voting preferred stock and other non-voting equity interests of each direct Foreign Subsidiary, whether now owned or hereafter acquired by the Parent Guarantor or such Borrower.

               (c) a first preferred ship mortgage, granting to the Administrative Agent, for the pro rata benefit of the Lenders, a first priority security interest, to the extent provided in the preferred ship mortgage, lien and mortgage in and to all of the Rigs.

        Section 6.2 FURTHER ASSURANCES. The Parent Guarantor and each Borrower shall execute and cause to be executed such further documents and instruments, including without limitation

Uniform Commercial Code financing statements, as the Administrative Agent, in its sole discretion, deems necessary or desirable to create, evidence, preserve, and perfect its liens and security interest in the Collateral.

        Section 6.3 EXISTING LIENS TO CONTINUE. The Parent Guarantor and each Borrower hereby acknowledges, agrees and confirms that the Liens previously granted to the Administrative Agent, for the benefit of the Lenders, shall continue and survive the execution and delivery of this Agreement, and all of the rights granted to the Administrative Agent pursuant to the security documents shall also continue and survive the execution and delivery of this Agreement and the other Loan Documents executed in connection herewith; provided, however, that to the extent there is any conflict, of whatever nature, between the conditions, terms and provisions of the security documents and this Agreement and the other Loan Documents executed in connection herewith, this Agreement and such new Loan Documents shall govern, prevail and control any such conflict or inconsistency.

        Section 6.4 SETOFF. If an Event of Default shall have occurred and be continuing, each Lender shall have the right to set off and apply against the Obligations in such manner as such Lender may determine, at any time and without notice to the Parent Guarantor or the Borrowers, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from such Lender to the Parent Guarantor or any Borrower whether or not the Obligations are then due. Each Lender agrees to promptly notify the Administrative Agent after any such setoff and application. The rights and remedies of the Lenders hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Lenders may have.

        Section 6.5 OTHER SUBSIDIARIES. Within 10 Business Days of becoming a Material Subsidiary, each Person which hereafter becomes a Material Subsidiary shall execute and deliver to the Administrative Agent (a) an Addendum and Assumption Agreement in form and substance satisfactory to the Administrative Agent, pursuant to which such Material Subsidiary becomes a Borrower and assumes the Obligations applicable to a Borrower arising under this Agreement, (b) new Notes payable to each Lender in the principal amount of such Lender's Commitment as in effect on the date such Note is executed, (c) an addendum to the Security Agreement in form and substance satisfactory to the Administrative Agent, pursuant to which such Material Subsidiary grants to the Administrative Agent, for the pro rata benefit of the Lenders, a first priority security interest in all of such Material Subsidiary's personal property of the types described in
SECTION 6.1(A), whether now owned or hereafter acquired, and all products and proceeds thereof, and (d) an addendum to the Borrower Pledge Agreement, if applicable, in form and substance satisfactory to the Administrative Agent, pursuant to which such Material Subsidiary grants to the Administrative Agent, for the pro rata benefit of the Lenders, a first priority security interest in
(i) all of the capital stock and other equity interests of each other Material Subsidiary, whether now owned or hereafter acquired by such Material Subsidiary, and (ii) 66% of the shares of voting stock and other voting equity interests and all of the shares of non-voting preferred stock and other non-voting equity interests of each direct Foreign Subsidiary, whether now owned or hereafter acquired by such Material Subsidiary, (e) such further documents and instruments (including without limitation Uniform Commercial Code financing statements, stock certificates and stock powers) as the Administrative Agent in its sole discretion deems necessary or desirable to create, evidence, preserve, and perfect its Liens in the Collateral, and (f) such legal opinions, corporate and partnership documents and certificates as

Administrative Agent or its counsel may require in connection with the documents executed and delivered pursuant to this Section. In addition, if the Material Subsidiary is a Subsidiary of the Parent Guarantor, then the Parent Guarantor hereby agrees to execute and deliver an amendment to the Parent Guarantor Pledge Agreement, in form and substance satisfactory to the Administrative Agent, pursuant to which the Parent Guarantor grants to the Administrative Agent, for the pro rata benefit of the Lenders, a first priority security interest in all of the capital stock and other equity interests of such Material Subsidiary.


                                   ARTICLE VII

                              CONDITIONS PRECEDENT

        Section 7.1 INITIAL EXTENSION OF CREDIT. The obligation of the Lenders to make the initial Advance or issue the initial Letter of Credit hereunder is subject to the satisfaction in full of each of the following conditions precedent:

               (a) The Administrative Agent shall have received on or before the day of such Advance or Letter of Credit all of the following, each dated (unless otherwise indicated) the date hereof, in form and substance satisfactory to the Administrative Agent:

                      (1) RESOLUTIONS. Resolutions of the Board of Directors of
               the Parent Guarantor and each Borrower certified by the Secretary or an Assistant Secretary of such Person which authorize the execution, delivery, and performance by such Person of this Agreement and the other Loan Documents to which such Person is or is to be a party;

                      (2) INCUMBENCY CERTIFICATE. A certificate of incumbency
               certified by the Secretary or an Assistant Secretary of the Parent Guarantor and each Borrower certifying the names of the officers of such Person authorized to sign this Agreement and each of the other Loan Documents to which such Person is or is to be a party (including the certificates contemplated herein) together with specimen signatures of such officers;

                      (3) ARTICLES OF INCORPORATION. The articles or certificate of incorporation of the Parent Guarantor and each Borrower, certified by the Secretary or Assistant Secretary of such Person;

                      (4) BYLAWS. The bylaws of the Parent Guarantor and each
               Borrower certified by the Secretary or an Assistant Secretary of such Person;

                      (5) GOVERNMENTAL CERTIFICATES. Certificates of the
               appropriate governmental officials of the respective states of incorporation of the Parent Guarantor and each Borrower as to the existence and good standing of such Persons and certificates of the appropriate governmental officials of each state where any such Persons own property, conduct business or employ any Persons as to the qualification and good standing of such Persons, respectively, in such jurisdictions, each dated within 10 days prior to the date hereof.

                      (6) NOTES. The Note of each Lender executed by each
               Borrower;

                      (7) BORROWER SECURITY AGREEMENT. The Security Agreement
               executed by each Borrower;

                      (8) GUARANTOR SECURITY AGREEMENT. The Guarantor Security
               Agreement executed by the Parent Guarantor;

                      (9) BORROWER PLEDGE AGREEMENT. The Borrower Pledge
               Agreement executed by the required Borrowers;

                      (10) PARENT GUARANTOR PLEDGE AGREEMENT. The Parent
               Guarantor Pledge Agreement executed by the Parent Guarantor.

                      (11) FINANCING STATEMENTS. Uniform Commercial Code
               financing statements executed by the Parent Guarantor and each Borrower and covering such Collateral as the Administrative Agent may request;

                      (12) STOCK CERTIFICATES. Original certificates
               representing all shares of stock of Domestic Subsidiaries pledged pursuant to the Borrower Pledge Agreement and the Parent Guarantor Pledge Agreement, together with original stock powers duly executed in blank;

                      (13) L/C DOCUMENTS. With respect to issuance of any Letter of Credit, all applicable L/C Documents, if any, as required by
               SECTION 3.1;

                      (14) INSURANCE POLICIES. Copies of certificate of
               insurance with respect to all insurance policies required by
               SECTION 9.5;

                      (15) UCC SEARCHES. The results of Uniform Commercial Code
               searches showing all financing statements and other documents or instruments on file against the Parent Guarantor and each Borrower in the office of the Secretary of State of the State of Texas and such other jurisdictions as the Administrative Agent may request, each such search to be as of a date no more than 10 days prior to the date hereof;

                      (16) OPINION OF COUNSEL. A favorable opinion of legal
               counsel to the Parent Guarantor and the Borrowers, as to such matters as the Administrative Agent may reasonably request;

                      (17) COMPLIANCE CERTIFICATE. An initial short-form
               Compliance Certificate as of September 30, 1997, based on a pro forma calculation of the financial covenants set forth in ARTICLE XI hereof, executed by the president, chief executive officer, chief financial officer or corporate controller of the Parent Guarantor;

                      (18) BORROWING BASE REPORT. A Borrowing Base Report, based on a calculation of Eligible Accounts as of October 31, 1997 and the most recent appraisal provided with respect to the Rigs, in substantially the form of EXHIBIT "M" hereto, certified by the president, chief financial officer or corporate controller of the Parent Guarantor;

                      (19) SOLVENCY CERTIFICATE. A certificate, in form and
               substance satisfactory to the Agent, executed by the chief financial officer of the Parent Guarantor and each Borrower as to the solvency of the Parent Guarantor and such Borrower;

                      (20) APPRAISALS. Appraisals, satisfactory to the Agents in their sole discretion, of the fair market value of the Rigs performed by a qualified appraisal firm satisfactory to the Agents;

                      (21) MATERIAL ADVERSE EFFECT. No change in the operations, business, or properties of the Parent Guarantor or any Borrower which would likely result in a Material Adverse Effect shall have occurred; and

                      (22) PREFERRED FLEET MORTGAGE. A Preferred Fleet Mortgage
               executed by Pride Offshore, Inc. with respect to each Rig, in substantially the form of EXHIBIT J hereto; and

                      (23) CERTIFICATE OF NO LIENS. A Certificate of No Liens
               with respect to each Rig pursuant to ss.31323 of the Ship Mortgage Act (as hereinafter defined) evidencing that such Rig is not subject to any Lien (other than Permitted Liens).

               (b) DUE DILIGENCE. The due diligence review of the Parent Guarantor, the Borrowers and the Subsidiaries by the Lenders and the Agents shall have been completed and the results thereof shall be satisfactory to the Agents and the Lenders in all respects, such review to include without limitation a review of and satisfaction with three-year financial projections, a pro-forma post-closing balance sheet, insurance coverage, contingent liabilities, material contracts and corporate legal structure.

        Section 7.2 ALL EXTENSIONS OF CREDIT. The obligation of the Lenders to make any Advance or issue any Letter of Credit (including the initial Advance and the initial Letter of Credit) is subject to the following additional conditions precedent:

               (a) REQUEST FOR ADVANCE OR LETTER OF CREDIT. The Administrative Agent shall have received in accordance with SECTION 2.5 or 3.2, as the case may be, an Advance Request Form or Letter of Credit Request Form dated the date of such Advance or Letter of Credit and executed by an authorized officer of the Borrowers;

               (b) L/C DOCUMENTS. With respect to any Letter of Credit, Administrative Agent shall have received all applicable L/C Documents as required by SECTION 3.1;

               (c) NO DEFAULT. No Default shall have occurred and be continuing, or would result from such Advance or Letter of Credit; and

               (d) REPRESENTATIONS AND WARRANTIES. All of the representations and warranties contained in ARTICLE VIII hereof and in the other Loan Documents shall be true and correct in all material aspects on and as of the date of such Advance with the same force and effect as if such representations and warranties had been made on and as of such date.


                                  ARTICLE VIII

                         REPRESENTATIONS AND WARRANTIES

        To induce the Agents and the Lenders to enter into this Agreement, the Parent Guarantor and each Borrower represent and warrant to the Agents and the Lenders that:

        Section 8.1 EXISTENCE AND AUTHORITY. The Parent Guarantor, each Borrower and each Subsidiary (a) is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite power and authority to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect. Each of the Parent Guarantor and each Borrower has the power and authority to execute, deliver, and perform its obligations under this Agreement and the other Loan Documents to which it is or may become a party.

        Section 8.2 FINANCIAL STATEMENTS. The Parent Guarantor has delivered to the Administrative Agent audited consolidated financial statements of the Parent Guarantor and its Subsidiaries as at and for the fiscal year ended December 31, 1996 and unaudited consolidated financial statements of the Parent Guarantor and its Subsidiaries for the nine-month period ended September 30, 1997. Such financial statements are true and correct, have been prepared in accordance with GAAP, and fairly and accurately present, on a consolidated basis, the financial condition of the Parent Guarantor and its Subsidiaries as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. Neither the Parent Guarantor nor any of its Subsidiaries has any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments that are material with respect to the Parent Guarantor and its Subsidiaries taken as a whole, except as referred to or reflected in such financial statements. There has been no material adverse change in the business, condition (financial or otherwise), operations, prospects, or properties of the Parent Guarantor, any Borrower or any of the Subsidiaries since the effective date of the most recent consolidated financial statements referred to in this Section.

        Section 8.3 CORPORATE ACTION; NO BREACH. The execution, delivery, and performance by the Parent Guarantor and each Borrower of this Agreement and the other Loan Documents to which they are party and compliance with the terms and provisions hereof and thereof, have been duly authorized by all requisite corporate and partnership action on the part of each such Person and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) the articles of incorporation, certificate of incorporation, bylaws, partnership agreement or other organizational documents of any such Person, (ii) any applicable law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, or (iii) any material agreement or instrument to which any such Person is a party or by which any of them or any of their property is bound or subject, or (b) constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien (except as provided in ARTICLE VI) upon any of the revenues or assets of any such Person.

        Section 8.4 OPERATION OF BUSINESS. Each Borrower and each of the Subsidiaries possess all licenses, permits, franchises, patents, copyrights, trademarks, and tradenames, or rights thereto, necessary to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted, and none of the Borrowers or the Subsidiaries is in violation of any valid rights of others with respect to any of the foregoing, the violation of which could have a Material Adverse Effect.

        Section 8.5 LITIGATION AND JUDGMENTS. Except as disclosed on SCHEDULE
8.5 hereto, there is no action, suit, investigation, or proceeding before or by any Governmental Authority or arbitrator pending, or to the knowledge of the Parent Guarantor or any Borrower, threatened against or affecting the Parent Guarantor, any Borrower, any Subsidiary, or any Foreign Affiliate that would, if adversely determined, have a Material Adverse Effect. On the date hereof, there are no outstanding judgments against the Parent Guarantor, any Borrower or any Subsidiary.

        Section 8.6 RIGHTS IN PROPERTIES; LIENS. The Parent Guarantor, each Borrower and each Subsidiary have good and marketable title to or valid leasehold interests in their respective properties and assets, real and personal, including the properties, assets, and leasehold interests reflected in the financial statements described in SECTION 8.2, and none of the properties, assets, or leasehold interests of the Parent Guarantor, any Borrower or any Subsidiary is subject to any Lien, except as permitted by SECTION 10.2.

        Section 8.7 ENFORCEABILITY. This Agreement constitutes, and the other Loan Documents when delivered, shall constitute legal, valid, and binding obligations of the Parent Guarantor and each Borrower, enforceable against such Persons, respectively, in accordance with their respective terms, except as limited by (i) bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors' rights, and (ii) general principles of equity, whether applied in a proceeding in equity or at law.

        Section 8.8 APPROVALS. No authorization, approval, or consent of, and no filing or registration with, any Governmental Authority or third party is or will be necessary for the execution, delivery, or performance by the Parent Guarantor or any Borrower of this Agreement and the other Loan Documents to which the Parent Guarantor or such Borrower is or may become a party or the validity or enforceability thereof, except for authorizations, approvals, consents, filings and registrations which have been made or obtained and for filing of any financing statements or similar instruments in connection with any of the Collateral.

        Section 8.9 DEBT. The Parent Guarantor, the Borrowers and the Subsidiaries have no Debt, except as disclosed on SCHEDULE 8.9 hereto or otherwise permitted by SECTION 10.1 hereof.

        Section 8.10 TAXES. The Parent Guarantor, each Borrower and each Subsidiary have filed all tax returns (federal, state, and local) required to be filed, including all income, franchise, employment, property, and sales tax returns, except for any state or local tax returns the nonfiling of which will not have a Material Adverse Effect. The Parent Guarantor, each Borrower and each Subsidiary have paid all of their respective liabilities for taxes, assessments, governmental charges, and other levies that are due and payable, except for any state or local taxes, assessments, governmental charges and levies which are not known by the Parent Guarantor, any Borrower or any Subsidiary to be due and payable if the nonpayment thereof will not have a Material Adverse Effect. Neither the Parent Guarantor nor any Borrower knows of any pending investigation of the Parent Guarantor, any Borrower or any Subsidiary by any taxing authority or of any pending but unassessed tax liability of the Parent Guarantor, any Borrower or any Subsidiary that could reasonably be expected to have a Material Adverse Effect.

        Section 8.11 USE OF PROCEEDS; MARGIN SECURITIES. None of the Parent Guarantor, the Borrowers or the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T, U, or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

        Section 8.12 ERISA. The Parent Guarantor, each Borrower and each Subsidiary are in compliance in all material respects with all applicable provisions of ERISA and the non-compliance with which could reasonably be expected to have a Material Adverse Effect. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. No notice of intent to terminate a Plan has been filed, nor has any Plan been terminated that could reasonably be expected to have a Material Adverse Effect. No circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings. Neither the Parent Guarantor nor any Borrower nor any ERISA Affiliate has completely or partially withdrawn from a Multiemployer Plan. Each Borrower and each ERISA Affiliate have met their minimum funding requirements under ERISA with respect to all of their Plans, and the present value of all vested benefits under each Plan do not exceed the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with ERISA. Neither the Parent Guarantor nor any Borrower nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA that could reasonably be expected to have a Material Adverse Effect.

        Section 8.13 DISCLOSURE. No written statement, information, report, representation, or warranty made by the Parent Guarantor or any Borrower in this Agreement or in any other Loan Document or furnished to any Agent or any Lender in connection with this Agreement or any of the transactions contemplated hereby contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not materially misleading. There is no fact known to the Parent Guarantor or any Borrower (other than matters of a economic nature affecting business generally) which has a Material Adverse Effect, or which is likely to in the future have a Material Adverse Effect that has not been disclosed in writing to the Administrative Agent.

        Section 8.14 SUBSIDIARIES; FOREIGN AFFILIATES. On the date hereof, the Parent Guarantor and the Borrowers have no Subsidiaries other than those listed on SCHEDULE 8.14 hereto, and SCHEDULE 8.14 (a) sets forth the jurisdiction of incorporation or organization of each Subsidiary, (b) sets forth the percentage of the Parent Guarantor's, such Borrower's or such Subsidiary's ownership of the outstanding voting stock or other ownership or equity interests of each Subsidiary, and (c) designates the Foreign Subsidiaries. All of the outstanding capital stock of each Subsidiary has been validly issued, is fully paid, and is nonassessable. Borrowers shall, from time to time as necessary, deliver to the Administrative Agent an updated SCHEDULE 8.14 to this Agreement, together with a certificate of an authorized officer of Borrowers certifying that the information set forth in such schedule is true, correct, and complete as of such date.

        Section 8.15 AGREEMENTS. None of the Parent Guarantor, any Borrower or any of the Subsidiaries is a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction which could have a Material Adverse Effect. None of the Parent Guarantor, any Borrower or any of the Subsidiaries is in default in any material respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business to which it is a party.

        Section 8.16 COMPLIANCE WITH LAWS. None of the Parent Guarantor, the Borrowers, the Subsidiaries or, to the best of the Borrowers' and the Parent Guarantor's knowledge, the Foreign Affiliates is in violation in any material respect of any law, rule, regulation, order, or decree of any Governmental Authority or arbitrator, except to the extent that the failure to comply therewith will not have a Material Adverse Effect.

        Section 8.17 INVESTMENT COMPANY ACT. None of the Parent Guarantor, the Borrowers or the Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

        Section 8.18 PUBLIC UTILITY HOLDING COMPANY ACT. None of the Parent Guarantor, the Borrowers or the Subsidiaries is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

        Section 8.19 ENVIRONMENTAL MATTERS. Except as disclosed on SCHEDULE 8.19 hereto, (a) there are no conditions or circumstances associated with the currently or previously owned or leased properties or operations of the Parent Guarantor, any Borrower or any Subsidiary that could reasonably be expected to give rise to any Environmental Liabilities of the Parent Guarantor, any Borrower or any Subsidiary which could reasonably be expected to have a Material Adverse Effect, and (b) no Lien arising under any Environmental Law has attached to any property or revenues of the Parent Guarantor, any Borrower or any Subsidiary.

                                   ARTICLE IX

                              AFFIRMATIVE COVENANTS

        Each Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Lender has any Commitment hereunder, and the Parent Guarantor covenants and agrees that, so long as the Guaranteed Obligations or any part thereof are outstanding, such Person will perform and observe each of the following applicable affirmative covenants, unless the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) shall otherwise consent in writing:

        Section 9.1 REPORTING REQUIREMENTS. The Parent Guarantor and the Borrowers will furnish to the Administrative Agent and each Lender:

               (a) ANNUAL CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS. As soon as available, and in any event within 90 days after the end of each fiscal year of the Parent Guarantor, beginning with the fiscal year ending December 31, 1997, (i) a copy of the Parent Guarantor's annual report on Form 10-K as filed with the Securities and Exchange Commission and a copy of the annual audited financial report of the Parent Guarantor and its Subsidiaries for such fiscal year containing, on a consolidated basis, balance sheets and statements of operations, stockholders' equity, and cash flows as at the end of such fiscal year and for the 12-month period ending immediately before such date, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and audited and certified by, and accompanied by the unqualified opinion of, independent certified public accountants of recognized standing acceptable to the Administrative Agent, to the effect that such report has been prepared in accordance with GAAP and presents fairly the consolidated financial condition and results of operations of the Parent Guarantor and its Subsidiaries at the date and for the periods indicated therein, and (ii) consolidating financial statements of the Parent Guarantor and its Subsidiaries, containing a balance sheet and statement of operations, all in reasonable detail;

               (b) QUARTERLY CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS. As soon as available, and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Parent Guarantor, (i) a copy of an unaudited financial report of the Parent Guarantor and its Subsidiaries as of the end of such fiscal quarter and for the portion of the fiscal year then ended on Form 10-Q as filed with the Securities and Exchange Commission, containing, on a consolidated basis, balance sheets and statements of operations and cash flows, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail and certified by the chief financial officer or corporate controller of the Parent Guarantor to have been prepared in accordance with GAAP and to fairly and accurately present (subject to year-end audit adjustments) the financial condition and results of operations of the Parent Guarantor and its Subsidiaries, on a consolidated basis, at the date and for the periods indicated therein, and (ii) consolidating financial statements of the Parent Guarantor and its Subsidiaries, containing a balance sheet and statement of operations, all in reasonable detail;

               (c) COMPLIANCE CERTIFICATE. Concurrently with the delivery of each of the financial statements referred to in subsections 9.1(a) and
        (b), a Compliance Certificate;

               (d) NOTICE OF LITIGATION. Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any Governmental Authority or arbitrator affecting the Parent Guarantor, any Borrower, any Subsidiary or any Foreign Affiliate which, if determined adversely to the Parent Guarantor, such Borrower, such Subsidiary, or such Foreign Affiliate which could have a Material Adverse Effect;

               (e) NOTICE OF DEFAULT. As soon as possible and in any event within five days after the Parent Guarantor, any Borrower, any Subsidiary or any Foreign Affiliate obtains knowledge or becomes aware of the occurrence of any Default, a written notice setting forth the details of such Default and the action that Borrowers and such other Person have taken and propose to take with respect thereto;

               (f) NOTICE OF MATERIAL ADVERSE CHANGE. As soon as possible and in any event within five days after the Parent Guarantor, any Borrower, any Subsidiary or any Foreign Affiliate obtains knowledge or becomes aware of the occurrence of any matter that could have a Material Adverse Effect, written notice of such matter;

               (g) NOTICE OF CHANGE IN REPRESENTATION OR WARRANTY. As soon as possible and in any event within five days after the Parent Guarantor, any Borrower, any Subsidiary or any Foreign Affiliate obtains knowledge or becomes aware of any change in any material fact or circumstance represented or warranted in any of the Loan Documents, written notice of such change;

               (h) BORROWING BASE REPORT. As soon as available, and in any event within 45 days after the end of each calendar month, a Borrowing Base Report, in substantially the form of EXHIBIT "M" hereto, certified by the president, chief executive officer, chief financial officer or corporate controller of the Borrowers, together with an accounts receivable aging report in form and detail satisfactory to the Administrative Agent showing all accounts receivable of the Borrowers and the Subsidiaries divided into domestic and international categories and aged in 30-day intervals; and

               (i) UPDATED APPRAISALS. By December 31, 1997 and on the last day of each 12-month period thereafter, updated rig and equipment appraisals for the Borrowers' Rigs conducted by an appraisal firm satisfactory to the Agents, in their discretion.

               (j) GENERAL INFORMATION. Promptly, such other information concerning the Parent Guarantor, any Borrower, any Subsidiary or any Foreign Affiliate as any Agent or any Lender may from time to time reasonably request.

All financial statements and reports, including Borrowing Base Reports, required to be delivered under this Section shall be due on the Business Day immediately following the specified due date if the specified due date is not a Business Day.

        Section 9.2 MAINTENANCE OF EXISTENCE; CONDUCT OF BUSINESS. The Parent Guarantor and each Borrower will preserve and maintain, and will cause each Subsidiary to preserve and maintain, its corporate or partnership existence and all of its leases, privileges, licenses, permits, franchises, qualifications, agreements and rights that are necessary or desirable in the ordinary conduct of its business. The Parent Guarantor and each Borrower will conduct, and will cause each Subsidiary, and will use its best efforts to cause each Foreign Affiliate to conduct, its business in an orderly and efficient manner in accordance with good business practices.

        Section 9.3 MAINTENANCE OF PROPERTIES. The Parent Guarantor and each Borrower will maintain, keep, and preserve, and cause each Subsidiary, and will use its best efforts to cause each Foreign Affiliate to maintain, keep, and preserve, in good working order and condition, all of its properties (tangible and intangible) which are useful in any material respect in the proper conduct of its business or are necessary in the proper conduct of its business.

        Section 9.4 TAXES AND CLAIMS. The Parent Guarantor and each Borrower will pay or discharge, and will cause each Subsidiary to pay or discharge, at or before the date on which penalties attach the following which, if unpaid, would become a Lien on its Property: (a) all taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its property, and (b) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its property; PROVIDED, however, that none of the Parent Guarantor, the Borrowers or the Subsidiaries shall be required to pay or discharge any tax, levy, assessment, or governmental charge or any claim for labor, material, or supplies which is being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves have been established.

        Section 9.5 INSURANCE. Each Borrower will maintain, and will cause each of the Subsidiaries to maintain, insurance with financially sound and reputable insurance companies in such amounts and covering such risks as is usually carried by corporations engaged in similar businesses and owning similar properties in the same general geographic areas in which the Borrowers and the Subsidiaries operate, provided that in any event each Borrower will maintain and cause each Subsidiary to maintain workmen's compensation insurance, property insurance, comprehensive general liability insurance, and products liability insurance reasonably satisfactory to the Administrative Agent. Each insurance policy covering Collateral shall name the Administrative Agent as loss payee and shall provide that such policy will not be cancelled or reduced without 15 days prior written notice to the Administrative Agent.

        Section 9.6 INSPECTION RIGHTS. At any reasonable time during normal business hours and from time to time, the Parent Guarantor and each Borrower each will permit, and will cause each Subsidiary, and will use its best efforts to cause each Foreign Affiliate to permit, representatives of the Administrative Agent and each Lender to examine, copy, and make extracts from its books and records, to visit and inspect its properties, and to discuss its business, operations, and financial condition with its officers, employees, and independent certified public accountants. Without in any way limiting the foregoing, the Administrative Agent may conduct (or cause a third party to conduct) annual audits of the Collateral and appraisals of equipment collateral at the expense of the Borrowers. Such audits may be performed by the Administrative Agent's in-house audit and asset management review staff. The Borrowers agree, jointly and severally, to pay to the Administrative Agent on demand all reasonable fees, charges and out-of-pocket expenses of the Administrative Agent in connection with each such audit. Notwithstanding the foregoing, the cost of equipment and rig appraisals more frequently than every 12-months (provided no Default then exists) will be borne by the Lenders.

        Section 9.7 KEEPING BOOKS AND RECORDS. The Parent Guarantor and each Borrower will maintain, and will cause each Subsidiary, and will use its best efforts to cause each Foreign Affiliate to maintain, proper books of record and account in which full, true, and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities; provided, however, that the Foreign Subsidiaries and the Foreign Affiliates shall be permitted to maintain day-to-day books of record and account in accordance with local statutory accounting practices rather than GAAP.

        Section 9.8 COMPLIANCE WITH LAWS AND AGREEMENTS. The Parent Guarantor and each Borrower will comply, and will cause each Subsidiary to comply, in all material respects with all applicable laws, rules, regulations, orders, and decrees of any Governmental Authority or arbitrator and all material agreements, contracts, and instruments binding on it or affecting its properties or business.

        Section 9.9 FURTHER ASSURANCES. The Parent Guarantor and each Borrower will, and will cause each Subsidiary, and will use its best efforts to cause each Foreign Affiliate to, execute and deliver such further agreements and instruments and take such further action as may be reasonably requested by the Administrative Agent to carry out the provisions and purposes of this Agreement and the other Loan Documents and to create, preserve, and perfect the Liens of the Administrative Agent in the Collateral.

        Section 9.10 ERISA. Each Borrower will comply, and will cause each Subsidiary to comply, with all minimum funding requirements, and all other material requirements, of ERISA, if applicable, so as not to give rise to any liability for failure to comply with the requirements of ERISA.


                                    ARTICLE X

                               NEGATIVE COVENANTS

        Each Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Lender has any Commitment hereunder, and the Parent Guarantor covenants and agrees that, so long as the Guaranteed Obligations or any part thereof are outstanding, such Person will perform and observe each of the following applicable negative covenants, unless the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) shall otherwise consent in writing:

        Section 10.1 DEBT. The Parent Guarantor and Borrowers will not incur, create, assume, or permit to exist, or permit any Subsidiary to incur, create, assume, or permit to exist, any Debt, except:

               (a) Debt to the Lenders hereunder;

               (b) Debt (other than Debt related to the Senior Notes described in subsection (c) below) existing on the date hereof and described on
        SCHEDULE 8.9 hereto, provided that any such Debt indicated on SCHEDULE
        8.9 as "Debt to be Repaid" shall have been repaid on or before the date of the initial Advance hereunder;

               (c) Debt incurred in connection with the Senior Notes and the Indenture;

               (d) Demand intercompany Debt among the Parent Guarantor, the Borrowers and their Subsidiaries;

               (e) Debt incurred in connection with the upgrades of the PRIDE TEXAS, the PRIDE KANSAS, the PRIDE PENNSYLVANIA, the PIRANHA and the ILE DE SEIN drillset in an amount not to exceed $120,000,000 in the aggregate at any time outstanding; provided that no Default or Event of Default has occurred, is continuing or would result from any such borrowings;

               (f) Senior Debt (other than Debt described in subsections (a) through (e) above) in an amount not to exceed $20,000,000 in the aggregate at any time outstanding;

               (g) Limited Recourse Debt and Sale-Leaseback Debt (other than the Debt otherwise permitted under this SECTION 10.1) of the Parent Guarantor, the Borrowers and the Subsidiaries, or any of them, in an amount not to exceed $100,000,000 in the aggregate at any time outstanding; and

               (h) Guarantees by the Parent Guarantor, the Borrowers and the Subsidiaries existing on the date hereof and described on SCHEDULE 8.9 hereto, and Guarantees by the Parent Guarantor, the Borrowers and the Subsidiaries, or any of them, in an amount not to exceed $15,000,000 in the aggregate at any time.

        Section 10.2 LIMITATION ON LIENS. The Parent Guarantor and the Borrowers will not incur, create, assume, or permit to exist, or permit any Subsidiary to incur, create, assume, or permit to exist, any Lien upon any of its property, assets, or revenues, whether now owned or hereafter acquired, except:

               (a) Liens in favor of the Administrative Agent pursuant to the Loan Documents;

               (b) Liens disclosed on SCHEDULE 10.2 hereto, provided that any such Liens indicated on SCHEDULE 10.2 as a "Lien to be Released" shall have been released or provision satisfactory to the Agents for the release of such Liens shall have been made on or before the date of the initial Advance hereunder;

               (c) Encumbrances consisting of minor easements, zoning restrictions, or other restrictions on the use of real property that do not (individually or in the aggregate) materially affect the value of the assets encumbered thereby or materially impair the ability of the Parent Guarantor, the Borrowers or the Subsidiaries to use such assets in their respective businesses, and none of which is violated in any material respect by existing or proposed structures or land use;

               (d) Liens for taxes, assessments, or other governmental charges which are not delinquent or which are being contested in good faith and for which adequate reserves have been established;

               (e) Liens of landlords (for any location where a landlord's waiver is not required under the Loan Documents), mechanics, materialmen, warehousemen, carriers, or other similar statutory Liens securing obligations that (i) are not yet due and are incurred in the ordinary course of business or (ii) are being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves have been established in accordance with GAAP;

               (f) Liens resulting from good faith deposits to secure payments of workmen's compensation, unemployment insurance or other social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, or contracts (other than for payment of Debt), or leases made in the ordinary course of business, or arising from litigation which are effectively stayed from execution and would not otherwise constitute a Default or cause an Event of Default;

               (g) Liens on specific assets securing the Debt permitted by
        SECTION 10.1(E), provided that such liens do not encumber any assets other than the specific assets for which such Debt was incurred.

               (h) Liens on specified assets securing any Limited Recourse Debt permitted by SECTION 10.1(G);

               (i) Liens on any assets which are the subject of a Sale-Leaseback Transaction, securing the Sale-Leaseback Debt resulting therefrom, provided such Sale-Leaseback Debt is permitted by SECTION 10.1(G); and

               (j) Liens securing any purchase money Senior Debt permitted by
        SECTION 10.1(F), provided that such Liens do not encumber any property other than the property for which such purchase money was incurred.

        Section 10.3 MERGERS, ACQUISITIONS, ETC. The Parent Guarantor and the Borrowers will not, and will not permit any Subsidiary to, become a party to a merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets of any Person or any shares or other evidence of beneficial ownership of any Person, or wind-up, dissolve, or liquidate; provided, however, that (a) the Parent Guarantor, any Borrower or any Subsidiary shall be permitted to become a party to a merger or consolidation or acquire all or any part of the assets of any Person or any shares or other beneficial ownership of any Person, so long as (i) no Default is existing or would result therefrom, (ii) the Borrowers have given the Administrative Agent at least 20 days prior notice of such merger, consolidation or acquisition, (iii) the Borrowers have provided to the Lenders calculations demonstrating the pro forma compliance with all financial and other covenants contained herein, after giving effect to such merger, consolidation or acquisition, based on the most recently delivered financial statements, (iv) the total cash and non-cash consideration paid and Debt assumed or incurred by the Parent Guarantor, any Borrower or any Subsidiary in connection with all such mergers, consolidations or acquisitions shall not exceed $50,000,000 in the aggregate for any fiscal year, and (v) the Parent Guarantor, such Borrower or such Subsidiary, as the case may be, is the surviving corporation in such merger or consolidation.

        Section 10.4 RESTRICTED PAYMENTS. The Borrowers will not make and will not permit any Subsidiary to make, any Restricted Payment; provided, however, that the Subsidiaries shall be permitted to declare and pay dividends to the Borrowers or the Parent Guarantor, and the Borrowers shall be permitted to declare and pay dividends to the Parent Guarantor.

        Section 10.5 LOANS AND INVESTMENTS. The Parent Guarantor and the Borrowers will not make, and will not permit any Subsidiary to make, any advance, loan, extension of credit, or capital contribution to or investment in, or purchase, or permit any Subsidiary to purchase, any stock, bonds, notes, debentures, or other securities of, any Person, except:

               (a) readily marketable direct obligations of the United States of America or any agency thereof with maturities of one year or less from the date of acquisition;

               (b) certificates of deposit with maturities of one year or less from the date of acquisition issued by any commercial bank operating in the United States of America having capital and surplus in excess of $50,000,000;

               (c) commercial paper of a domestic issuer if at the time of purchase such paper is rated in one of the two highest rating categories of S&P or Moody's;

               (d) debt securities which shall have one of the two highest ratings from S&P or Moody's and which mature within one year from the date of acquisition;

               (e) investments in eurodollars placed through any financial institution having combined capital, surplus, and undivided profits of not less than $100,000,000;

               (f) repurchase agreements with any financial institution having combined capital, surplus, and undivided profits of not less than $100,000,000 for U.S. Government obligations maturing in less than 10 days;

               (g) investments in daily money market mutual funds having assets greater than $200,000,000 and limited in holdings to assets of the types described in subsections (a), (b) and (c) of this Section;

               (h) equity contributions, loans, and advances among the Parent Guarantor, the Borrowers, their Subsidiaries, and their Foreign Affiliates; provided that the aggregate outstanding amount of equity contributions, loans, and advances to its Foreign Affiliates does not exceed $60,000,000;

               (i) payroll advances made in the ordinary course of business;

               (j) accounts receivable in the ordinary course of business;

               (k) loans and advances made by the Parent Guarantor, any Borrower, any Subsidiary or any Foreign Affiliate to their respective officers and employees in the ordinary course of business not to exceed $1,000,000 in the aggregate outstanding at any time;

               (l) demand deposits at Brown Brothers Harriman & Co. or banks with capital surplus and undivided profits of at least $100,000,000 and whose deposits are insured by the Federal Deposit Insurance Corporation, maintained by the Parent Guarantor, any Borrower or any Subsidiary in the ordinary course of business for the purpose of paying operating expenses; and

               (m) short-term investments made in accordance with the investment guideline policy dated effective April 24, 1990 and revised through the date hereof, a true and correct copy of which has been delivered to the Administrative Agent.

        Section 10.6 TRANSACTIONS WITH AFFILIATES. The Parent Guarantor and Borrowers will not enter into, and will not permit any Subsidiary and will use its best efforts to not permit any Foreign Affiliate to enter into, any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate of the Parent Guarantor, such Borrower, such Subsidiary or such Foreign Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Parent Guarantor's, such Borrower's, such Subsidiary's or such Foreign Affiliate's business and upon fair and reasonable terms no less favorable to the Parent Guarantor, such Borrower, such Subsidiary or such Foreign Affiliate than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate of the Parent Guarantor, such Borrower, such Subsidiary or such Foreign Affiliate.

        Section 10.7 DISPOSITION OF ASSETS. Subject to the provisions of SECTION 10.1(D), SECTION 10.5(H), and SECTION 10.5(I) the Parent Guarantor and the Borrowers will not sell, lease, assign, transfer, or otherwise dispose of any of their assets, and will not permit any Subsidiary to do so with any of its assets, except (a) dispositions of inventory and entry into and performance of drilling contracts and bareboat charters in the ordinary course of business, (b) dispositions of equipment and fixtures having a fair market value not to exceed $50,000,000 in the aggregate during any fiscal year of the Parent Guarantor and the Borrowers, (c) dispositions of assets from one Borrower to another Borrower, provided, that any security interest of the Lenders in such asset is not affected by such disposition, (d) dispositions and transfers of assets among Foreign Subsidiaries of the Borrowers and the Parent Guarantor, (e) dispositions of assets (other than assets which constitute Collateral for the Obligations) from a Borrower to the Parent Guarantor or to a Foreign Affiliate or a Foreign Subsidiary of the Parent Guarantor or a Borrower (taken in the aggregate with all prior dispositions made after September 30, 1997), provided, that the aggregate book value of assets disposed of pursuant to this subsection (e) shall not exceed 20% of the aggregate book value of the total assets of the Borrowers, as set forth on the most recently delivered quarterly financial statements, and
(f) dispositions and transfers of assets from the Parent Guarantor to any Borrower.

        Section 10.8 SALE AND LEASEBACK. The Parent Guarantor and the Borrowers will not enter into, and will not permit any Subsidiary to enter into, any Sale-Leaseback Transaction unless the amount of Sale-Leaseback Debt resulting therefrom, plus the aggregate of all other Sale-Leaseback Debt then existing, does not exceed the amount permitted by SECTION 10.1(G).

        Section 10.9 NATURE OF BUSINESS. The Parent Guarantor and the Borrowers will not, and will not permit any Subsidiary to, engage in any business substantially different than the businesses in which they are engaged as of the date hereof.

        Section 10.10 ENVIRONMENTAL PROTECTION. The Parent Guarantor and the Borrowers will not, and will not permit any Subsidiary to, (a) use (or permit any tenant to use) any of their respective properties or assets for the handling, processing, storage, transportation, or disposal of any Hazardous Material in violation of any Environmental Law that the violation of which could reasonably be expected to have a Material Adverse Effect, (b) generate any Hazardous Material in violation of any Environmental Law that the violation of which could reasonably be expected to have a Material Adverse Effect, (c) conduct any activity that causes a release or threatened release of any Hazardous Material that could reasonably be expected to have a Material Adverse Effect, or (d) otherwise conduct any activity or use any of their respective properties or assets in any manner that is likely to violate any Environmental Law that the violation of which could reasonably be expected to have a Material Adverse Effect or create any Environmental Liabilities for which the Parent Guarantor, any Borrower or any Subsidiary would be responsible that could reasonably be expected to have a Material Adverse Effect.

        Section 10.11 ACCOUNTING. The Parent Guarantor and the Borrowers will not, and will not permit any Subsidiary to, change its fiscal year or make any change (a) in accounting treatment or reporting practices, except as required by GAAP and disclosed to the Administrative Agent, or (b) in tax reporting treatment, except as required by law and disclosed to the Administrative Agent.


                                   ARTICLE XI

                               FINANCIAL COVENANTS

        Each Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Lender has any Commitment hereunder, and the Parent Guarantor covenants and agrees that, so long as the Guaranteed Obligations or any part thereof are outstanding, such Person will perform and observe each of the following applicable financial covenants, unless the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) shall otherwise consent in writing:

        Section 11.1 FUNDED DEBT TO EBITDA. The Parent Guarantor and the Borrowers will not permit the ratio of their Funded Debt, as of the date hereof and as of each fiscal quarter thereafter, to EBITDA, on a consolidated basis, for the most recent Rolling Period then ended, to exceed (a) 4.00 to 1.00 for each determination made during the period from and including the date hereof to and including the fiscal quarter ending June 30, 1998, and (b) 3.50 to 1.00 for each fiscal quarter ending thereafter.

        Section 11.2 FUNDED DEBT TO CAPITALIZATION. The Parent Guarantor and the Borrowers will not permit the ratio of Funded Debt to Capitalization, on a consolidated basis, as of the end of each fiscal quarter, for the most recent Rolling Period, to exceed (a) 0.55 for each determination made during the period from and including the date hereof to and including the fiscal quarter ending December 31, 1997, (b) 0.50 for each determination made during the period from and including January 1, 1998 to and including the fiscal quarter ending September 30, 1999, and (c) 0.45 for each fiscal quarter ending thereafter.

        Section 11.3 COVERAGE RATIO. The Parent Guarantor and the Borrowers will maintain, on a consolidated basis, at all times (measured at the end of each fiscal quarter), a Coverage Ratio of (a) not less than 1.35 to 1.00 for each determination made during the period from and including the date hereof to and including the fiscal quarter ending December 31, 1998 and(b) 1.50 to 1.00 for each fiscal quarter ending thereafter.

        Section 11.4 TANGIBLE NET WORTH. The Parent Guarantor and the Borrowers will at all times maintain or cause to be maintained, on a consolidated basis, Tangible Net Worth in an amount not less than the sum of (a) $620,000,000, plus
(b) 75% of net income, after provision for income taxes, of the Parent Guarantor, the Borrowers and the Subsidiaries (without any deduction for losses), for each fiscal quarter of the Borrowers ended through the date of determination beginning with the fiscal quarter ended December 31, 1997, plus
(c) 100% of the Net Proceeds received by the Parent Guarantor, any Borrower or any Subsidiary from any issuance, sale or other disposition of any shares of capital stock or other equity securities of the Borrowers of any class (or any securities convertible or exchangeable for any such shares, or any rights, warrants, or options to subscribe for or purchase any such shares) after the date of this Agreement.


                                   ARTICLE XII

                                     DEFAULT

        Section 12.1 EVENTS OF DEFAULT. Each of the following shall be deemed an "EVENT OF DEFAULT":

               (a) Any Borrower shall fail to pay any installment of principal or interest on any of the Notes, any fees, or any other portion of the Obligations (other than the Parent Obligations) when due.

               (b) The Parent Guarantor shall fail to pay any portion of the Parent Obligations or the Guaranteed Obligations.

               (c) Any representation or warranty made or deemed made by any Borrower or any Obligated Party (or any of their respective officers) in any Loan Document or in any certificate, report, notice, or financial statement furnished at any time in connection with this Agreement shall be false, misleading, or erroneous in any material respect when made or deemed to have been made.

               (d) Any Borrower or any Obligated Party shall (i) fail to perform, observe, or comply with any of the affirmative covenants contained in ARTICLE IX hereof (other than those in SECTIONS 9.1(E) and 9.1(F)) and such failure shall remain unremedied for 15 days after its occurrence, or (ii) fail to perform, observe, or comply with any other covenants contained in this Agreement.

               (e) Any Borrower or any Obligated Party shall fail to perform, observe, or comply with any (i) affirmative covenant, agreement, or term contained in any other Loan Document (except those described in subsections (a) and (c) of this Section) and such failure shall remain unremedied for 15 days after its occurrence, or (ii) negative or prohibitive covenant, agreement, or term contained in any other Loan Document.

               (f) Any Borrower, any Subsidiary, or any Obligated Party shall commence a voluntary proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or a substantial part of its property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due or shall take any corporate action to authorize any of the foregoing.

               (g) An involuntary proceeding shall be commenced against any Borrower, any Subsidiary, or any Obligated Party seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official for it or a substantial part of its property, and such involuntary proceeding shall remain undismissed and unstayed for a period of 60 days.

               (h) Any Borrower, any Subsidiary, or any Obligated Party shall fail to discharge or stay within a period of 30 days after the commencement thereof any attachment, sequestration, or similar proceeding or proceedings involving an aggregate amount in excess of $5,000,000 (exclusive of any amounts covered by applicable insurance, subject to a customary deductible consistent with the requirements of
        SECTION 9.5)against any of its assets or properties.

               (i) A final judgment or judgments for the payment of money in excess of $2,500,000 (exclusive of any amounts covered by applicable insurance, subject to a customary deductible consistent with the requirements of SECTION 9.5) in the aggregate shall be rendered by a court or courts against any Borrower, any Subsidiary, or any Obligated Party (other than in connection with any Limited Recourse Debt) and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the relevant Borrower, the relevant Subsidiary, or the relevant Obligated Party shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

               (j) (i) Any Borrower, any Subsidiary, or any Obligated Party shall fail to pay when due, after any applicable grace periods, any principal of or interest on any Debt in excess of $1,000,000 in the aggregate (other than the Obligations and any Limited Recourse Debt), or
        (ii) the maturity of any such Debt shall have been accelerated, or (iii) any such Debt shall have been required to be prepaid prior to the stated maturity thereof, or (iv) any event shall have occurred that permits (or, with the giving of notice or lapse of time or both, would permit) any holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any such prepayment.

               (k) This Agreement or any other Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by any Borrower, any Subsidiary, any Obligated Party or any of their respective shareholders, or any Borrower, any Subsidiary, or any Obligated Party shall deny that it has any further liability or obligation under any of the Loan Documents, or any lien or security interest created by the Loan Documents shall for any reason cease to be a valid, first priority perfected security interest in and lien upon any of the Collateral purported to be covered thereby.

               (l) Any of the following events shall occur or exist with respect to any Borrower, any Obligated Party or any ERISA Affiliate: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event with respect to any Plan; (iii) filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan;
        (iv) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; or (v) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, have subjected or could in the reasonable opinion of the Required Lenders subject any Borrower or any Obligated Party to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate could reasonably be expected to have a Material Adverse Effect.

               (m) Any Change in Control shall occur.

               (n) Any Borrower, any Subsidiary, or any Obligated Party, or any of their properties, revenues, or assets in excess of $1,000,000 in the aggregate, shall become subject to an order of forfeiture, seizure, or divestiture and the same shall not have been discharged within 30 days from the date of entry thereof.

        Section 12.2 REMEDIES UPON DEFAULT. If any Event of Default shall occur and be continuing, the Administrative Agent may, with the consent of the Required Lenders (and if directed by the Required Lenders, shall), do any one or more of the following: (a) declare, upon written notice to the Borrowers or the Parent Guarantor, the Obligations or any part thereof to be immediately due and payable, and the same shall thereupon become immediately due and payable, without demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrowers, (b) terminate, upon written notice to the Borrowers, the Commitments, but without notice to any Subsidiary or any other Obligated Party, (c) reduce any claim to judgment, (d) foreclose or otherwise enforce any Lien granted to the Administrative Agent for the benefit of itself and the Lenders to secure payment and performance of the Obligations, and (e) exercise any and all rights and remedies afforded by the laws of the State of Texas or any other jurisdiction, by any of the Loan Documents, by equity, or otherwise; provided, however, that upon the occurrence of an Event of Default under SECTION 12.1(F) or SECTION 12.1(G), the Commitments of the Lenders shall automatically terminate, and the Obligations shall become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by each Borrower and the Parent Guarantor.

        Section 12.3 CASH COLLATERAL. If any Event of Default shall occur and be continuing, the Borrowers agree, jointly and severally, to, if requested by the Administrative Agent or the Required

Lenders, immediately deposit with and pledge to the Administrative Agent cash or cash equivalent investments satisfactory to the Administrative Agent in its sole and absolute discretion in an amount equal to the outstanding Letter of Credit Liabilities as security for the Obligations, and the Administrative Agent may retain, as additional Collateral for the payment of the Obligations with respect to the Letters of Credit, any amounts received upon foreclosure, or in lieu of foreclosure, through offset, as proceeds of any Collateral or otherwise.

        Section 12.4 PERFORMANCE BY THE ADMINISTRATIVE AGENT. If the Parent Guarantor or any Borrower shall fail to perform any covenant or agreement contained in any of the Loan Documents, the Administrative Agent may perform or attempt to perform such covenant or agreement on behalf of the Borrowers. In such event, each Borrower agrees, jointly and severally, to, at the request of the Administrative Agent, promptly pay any amount expended by the Administrative Agent in connection with such performance or attempted performance to the Administrative Agent, together with interest thereon at the Default Rate from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that neither the Administrative Agent nor any Lender shall have any liability or responsibility for the performance of any obligation of the Parent Guarantor or any Borrower under this Agreement or any other Loan Document.

                                  ARTICLE XIII

                                   THE AGENTS

        Section 13.1 APPOINTMENT, POWERS AND IMMUNITIES. In order to expedite the various transactions contemplated by this Agreement, the Lenders hereby irrevocably appoint and authorize (1) Wells Fargo to act as their Administrative Agent hereunder and under each of the other Loan Documents and (2) FNBC to act as their Syndication Agent hereunder. Wells Fargo consents to such appointment and agrees to perform the duties of the Administrative Agent as specified herein. FNBC consents to such appointment and the Agents agree, in consultation with the Borrowers, to select a syndicate of Lenders to participate in the Commitments. The Lenders authorize and direct the Administrative Agent to take such action in their name and on their behalf under the terms and provisions of the Loan Documents and to exercise such rights and powers thereunder as are specifically delegated to or required of the Administrative Agent for the Lenders, together with such rights and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized to act as the Administrative Agent on behalf of itself and the other Lenders:

               (a) To receive on behalf of each of the Lenders any payment of principal, interest, fees or other amounts paid pursuant to this Agreement and the Notes and to distribute to each Lender its pro rata share of all payments so received as provided in this Agreement;

               (b) To receive all documents and items to be furnished under the Loan Documents;

               (c) To act as nominee for and on behalf of the Lenders in and under the Loan Documents;

               (d) To arrange for the means whereby the funds of the Lenders are to be made available to the Borrowers;

               (e) To distribute to the Lenders information, requests, notices, payments, prepayments, documents and other items received from the Borrowers, the other Obligated Parties, and other Persons;

               (f) To execute and deliver to the Borrowers, the other Obligated Parties, and other Persons, all requests, demands, approvals, notices, and consents received from the Lenders;

               (g) To the extent permitted by the Loan Documents, to exercise on behalf of each Lender all rights and remedies of Lenders upon the occurrence of any Event of Default;

               (h) To accept, execute, and deliver the Guarantor Security Agreement, the Security Agreement, the Borrower Pledge Agreement, the Parent Guarantor Pledge Agreement and any other security documents as the secured party; and

               (i) To take such other actions as may be requested by Required Lenders.

        Neither the Administrative Agent nor any of its Affiliates, officers, directors, employees, attorneys, or agents shall be liable for any action taken or omitted to be taken by any of them hereunder or otherwise in connection with this Agreement or any of the other Loan Documents except for its or their own gross negligence or willful misconduct. Without limiting the generality of the preceding sentence, the Administrative Agent (i) may treat the payee of any Note as the holder thereof until the Administrative Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Administrative Agent; (ii) shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee or fiduciary for any Lender; (iii) shall not be required to initiate any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by Required Lenders; (iv) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, validity, effectiveness, enforceability, or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by any Person to perform any of its obligations hereunder or thereunder; (v) may consult with legal counsel (including counsel for the Borrowers), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; and (vi) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate, or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties. As to any matters not expressly provided for by this Agreement, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by Required Lenders, and such instructions of Required Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders; PROVIDED, however, that the Administrative Agent shall not be required to take any action which exposes the

Administrative Agent to personal liability or which is contrary to this Agreement or any other Loan Document or applicable law.

        Section 13.2 RIGHTS OF AGENTS AS LENDERS. With respect to its Commitment, the Advances made by it and the Note issued to it, Wells Fargo in its capacity as a Lender hereunder and FNBC in its capacity as a Lender hereunder shall each have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent or the Syndication Agent, as the case may be, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent and the Syndication Agent, each in its individual capacity. Each Agent and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, act as trustee under indentures of, provide merchant banking services to, and generally engage in any kind of business with the Borrowers, any of their Subsidiaries, any other Obligated Party, and any other Person who may do business with or own securities of any Borrower, any Subsidiary, or any other Obligated Party, all as if it were not acting as the Administrative Agent or the Syndication Agent and without any duty to account therefor to the Lenders.

        Section 13.3 SHARING OF PAYMENTS, ETC. If any Lender shall obtain any payment of any principal of or interest on any Advance made by it under this Agreement or payment of any other obligation under the Loan Documents then owed by any Borrower or any other Obligated Party to such Lender, whether voluntary, involuntary, through the exercise of any right of setoff, banker's lien, counterclaim or similar right, or otherwise, in excess of its pro rata share, such Lender shall promptly purchase from the other Lenders participations in the Advances held by them hereunder in such amounts, and make such other adjustments from time to time as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of the other Lenders in accordance with its pro rata portion thereof. To such end, all of the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if all or any portion of such excess payment is thereafter rescinded or must otherwise be restored. Each Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any Lender so purchasing a participation in the Advances made by the other Lenders may exercise all rights of setoff, banker's lien, counterclaim, or similar rights with respect to such participation as fully as if such Lender were a direct holder of Advances to the Borrowers in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrowers.

        SECTION 13.4 INDEMNIFICATION. THE LENDERS HEREBY AGREE TO INDEMNIFY EACH AGENT FROM AND HOLD EACH AGENT HARMLESS AGAINST (TO THE EXTENT NOT REIMBURSED UNDER SECTIONS 15.1 AND 15.2, BUT WITHOUT LIMITING THE OBLIGATIONS OF THE BORROWERS UNDER SECTIONS 15.1 AND 15.2), RATABLY IN ACCORDANCE WITH THEIR RESPECTIVE COMMITMENTS, ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING ATTORNEYS' FEES), AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST SUCH AGENT IN ANY WAY RELATING TO OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY ACTION TAKEN OR OMITTED TO BE

TAKEN BY SUCH AGENT UNDER OR IN RESPECT OF ANY OF THE LOAN DOCUMENTS; PROVIDED, FURTHER, THAT NO LENDER SHALL BE LIABLE FOR ANY PORTION OF THE FOREGOING TO THE EXTENT CAUSED BY SUCH AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITATION OF THE FOREGOING, IT IS THE EXPRESS INTENTION OF THE LENDERS THAT EACH AGENT SHALL BE INDEMNIFIED HEREUNDER FROM AND HELD HARMLESS AGAINST ALL OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING ATTORNEYS' FEES), AND DISBURSEMENTS OF ANY KIND OR NATURE DIRECTLY OR INDIRECTLY ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF ANY AGENT. WITHOUT LIMITING ANY OTHER PROVISION OF THIS SECTION, EACH LENDER AGREES TO REIMBURSE EACH AGENT PROMPTLY UPON DEMAND FOR ITS PRO RATA SHARE (CALCULATED ON THE BASIS OF THE COMMITMENTS) OF ANY AND ALL OUT-OF-POCKET EXPENSES (INCLUDING ATTORNEYS'
FEES) INCURRED BY SUCH AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS, OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THE LOAN DOCUMENTS, TO THE EXTENT THAT SUCH AGENT IS NOT REIMBURSED FOR SUCH EXPENSES BY THE BORROWERS OR ANY OTHER OBLIGATED PARTY.

        Section 13.5 INDEPENDENT CREDIT DECISIONS. Each Lender agrees that it has independently and without reliance on any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrowers' decision to enter into this Agreement and that it will, independently and without reliance upon any Agent or any other Lender, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. Neither of the Agents shall be required to keep itself informed as to the performance or observance by the Borrowers or any Obligated Party of this Agreement or any other Loan Document or to inspect the properties or books of the Borrowers or any Obligated Party. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder or under the other Loan Documents, neither of the Agents shall have any duty or responsibility to provide any Lender with any credit or other financial information concerning the affairs, financial condition or business of the Borrowers or any Obligated Party (or any of their Affiliates) which may come into the possession of any Agent or any of its Affiliates.

        Section 13.6 SEVERAL COMMITMENTS. The Commitments and other obligations of the Lenders under this Agreement are several. The default by any Lender in making an Advance in accordance with its Commitment shall not relieve the other Lenders of their obligations under this Agreement. In the event of any default by any Lender in making any Advance, each nondefaulting Lender shall be obligated to make its Advance but shall not be obligated to advance the amount which the defaulting Lender was required to advance hereunder. In no event shall any Lender be required to advance an amount or amounts which shall in the aggregate exceed such Lender's Commitment. No Lender shall be responsible for any act or omission of any other Lender.

        Section 13.7 SUCCESSOR ADMINISTRATIVE AGENT. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrowers and the Administrative Agent may be removed at any time with or without cause by Required Lenders. Upon any such resignation or removal, Required Lenders will have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States of America or any State thereof and having combined capital and surplus of at least $100,000,000. Upon the acceptance of its appointment as successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all rights, powers, privileges, immunities, and duties of the resigning or removed Administrative Agent, and the resigning or removed Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any Administrative Agent's resignation or removal as Administrative Agent, the provisions of this ARTICLE XIII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was the Administrative Agent.


                                   ARTICLE XIV

                                    GUARANTY

        The Parent Guarantor hereby irrevocably and unconditionally guarantees to the Agents and the Lenders the full and prompt payment and performance of the Guaranteed Obligations, such Guarantee (the "PARENT GUARANTY") being upon the following terms:

        Section 14.1 UNCONDITIONAL GUARANTY. The Parent Guaranty shall be an absolute, continuing, irrevocable, and unconditional guaranty of payment and performance, and not a guaranty of collection, and the Parent Guarantor shall remain liable on its obligations hereunder until the payment and performance in full of the Guaranteed Obligations. No set-off, counterclaim, recoupment, reduction, or diminution of any obligation, or any defense of any kind or nature which any Borrower may have against any Agent, any Lender or any other party, or which the Parent Guarantor may have against any Borrower, any Agent, any Lender or any other party, shall be available to, or shall be asserted by, the Parent Guarantor against any Agent, any Lender or any subsequent holder of the Guaranteed Obligations or any part thereof or against payment of the Guaranteed Obligations or any part thereof.

        Section 14.2 NO IMPAIRMENT; CUMULATIVE REMEDIES. If the Parent Guarantor becomes liable for any indebtedness owing by Borrower to any Agent or any Lender by endorsement or otherwise, other than under this Parent Guaranty, such liability shall not be in any manner impaired or affected hereby, and the rights of the Agents and the Lenders hereunder shall be cumulative of any and all other rights that any of them may ever have against the Parent Guarantor. The exercise by any Agent or any Lender of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

        Section 14.3 REMEDIES; SUBORDINATION. In the event of default by any Borrower in payment or performance of the Guaranteed Obligations, or any part thereof, when such Guaranteed Obligations becomes due, whether by its terms, by acceleration, or otherwise, the Parent Guarantor agrees to promptly pay the amount due thereon to the Administrative Agent, for the pro rata benefit of the Lenders, without notice or demand in lawful currency of the United States of America and it shall not be necessary for any Agent or any Lender, in order to enforce such payment by the Parent Guarantor, first to institute suit or exhaust its remedies against any Borrower or others liable on such Guaranteed Obligations, or to enforce any rights against any collateral which shall ever have been given to secure such Guaranteed Obligations. Notwithstanding anything to the contrary contained herein, the Parent Guarantor hereby irrevocably subordinates to the prior indefeasible payment in full of the Guaranteed Obligations, any and all rights the Parent Guarantor may now or hereafter have under any agreement or at law or in equity (including, without limitation, any law subrogating the Parent Guarantor to the rights of the Agents and the Lenders) to assert any claim against or seek contribution, indemnification or any other form of reimbursement from any Borrower or any other party liable for payment of any or all of the Guaranteed Obligations for any payment made by the Parent Guarantor under or in connection with the Parent Guaranty or otherwise.

        Section 14.4 PAYMENT ON DEMAND. If acceleration of the time for payment of any amount payable by any Borrower under the Guaranteed Obligations is stayed upon the insolvency, bankruptcy, or reorganization of such Borrower, all such amounts otherwise subject to acceleration under the terms of the Guaranteed Obligations shall nonetheless be payable by the Parent Guarantor hereunder forthwith on demand by the Administrative Agent.

        Section 14.5 NO IMPAIRMENT OF OBLIGATIONS. The Parent Guarantor hereby agrees that its obligations under this Parent Guaranty shall not be released, discharged, diminished, impaired, reduced, or affected for any reason or by the occurrence of any event, including, without limitation, one or more of the following events, whether or not with notice to or the consent of the Parent
Guarantor: (a) the taking or accepting of collateral as security for any or all of the Guaranteed Obligations or the release, surrender, exchange, or subordination of any collateral now or hereafter securing any or all of the Guaranteed Obligations; (b) the full or partial release of any other guarantor from liability for any or all of the Guaranteed Obligations; (c) any disability of any Borrower, or the dissolution, insolvency, or bankruptcy of any Borrower, the Parent Guarantor, or any other party at any time liable for the payment of any or all of the Guaranteed Obligations; (d) any renewal, extension, modification, waiver, amendment, or rearrangement of any or all of the Guaranteed Obligations or any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Obligations; (e) any adjustment, indulgence, forbearance, waiver, or compromise that may be granted or given by any Agent or any Lender to any Borrower, the Parent Guarantor, or any other party ever liable for any or all of the Guaranteed Obligations; (f) any neglect, delay, omission, failure, or refusal of any Agent or any Lender to take or prosecute any action for the collection of any of the Guaranteed Obligations or to foreclose or take or prosecute any action in connection with any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Obligations; (g) the unenforceability or invalidity of any or all of the Guaranteed Obligations or of any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Obligations; (h) any payment by any Borrower or any other party to any Agent or any Lender is held to constitute a preference under applicable bankruptcy or insolvency law or if for any other reason any Agent or any Lender is required to refund any payment or pay the amount thereof to someone else; (i) the settlement or compromise of any of the Guaranteed Obligations; (j) the non-perfection of any security interest or lien securing any or all of the Guaranteed Obligations; (k) any impairment of any collateral securing any or all of the Guaranteed Obligations; (l) the failure of any Agent or any Lender to sell any collateral securing any or all of the Guaranteed Obligations in a commercially reasonable manner or as otherwise required by law;
(m) any change in the corporate existence, structure, or ownership of any Borrower; or (n) any other circumstance which might otherwise constitute a defense available to, or discharge of, any Borrower or the Parent Guarantor.


                                   ARTICLE XV

                                  MISCELLANEOUS

        Section 15.1 EXPENSES. The Borrowers hereby agree, jointly and severally, to pay on demand: (a) all reasonable costs and out-of-pocket expenses of the Agents in connection with the preparation, negotiation, execution, and delivery of this Agreement and the other Loan Documents and any and all amendments, modifications, renewals, extensions, and supplements thereof and thereto, including, without limitation, the reasonable fees and expenses of legal counsel for the Agents, (b) all reasonable costs and out-of-pocket expenses of the Agents and the Lenders, or any of them in connection with any Default and the enforcement of this Agreement or any other Loan Document, including, without limitation, the reasonable fees and expenses of legal counsel for the Agents and the Lenders, or any of them, (c) all transfer, stamp, documentary, or other similar taxes, assessments, or charges levied by any Governmental Authority in respect of this Agreement or any of the other Loan Documents, (d) all reasonable costs, out-of-pocket expenses, assessments, and other charges incurred in connection with any filing, registration, recording, or perfection of any security interest or Lien contemplated by this Agreement or any other Loan Document, and (e) all other reasonable costs and out-of-pocket expenses incurred by the Agents in connection with this Agreement or any other Loan Document, including, without limitation, all fees, costs, out-of-pocket expenses, and other charges incurred in connection with performing or obtaining any audit or appraisal in respect of the Collateral.

        SECTION 15.2 INDEMNIFICATION. EACH BORROWER HEREBY JOINTLY AND SEVERALLY AGREES TO INDEMNIFY EACH AGENT AND EACH LENDER AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE PARTNERS, OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AGENTS, AND PARTICIPANTS FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, INTEREST, EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES), AND AMOUNTS PAID IN SETTLEMENT, OTHER THAN OBLIGATIONS OF THE PARENT GUARANTOR THAT, IN ACCORDANCE WITH THE INDENTURE WOULD CONSTITUTE A GUARANTEE OF INDEBTEDNESS (AS DEFINED IN THE INDENTURE) OF THE PARENT GUARANTOR, TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (A) THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION, OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS, (B) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS, (C) ANY BREACH BY ANY BORROWER OF ANY REPRESENTATION, WARRANTY,

COVENANT, OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS, (D) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL, OR CLEANUP OF ANY HAZARDOUS MATERIAL LOCATED ON, ABOUT, WITHIN, OR AFFECTING ANY OF THE PROPERTIES OR ASSETS OF ANY BORROWER OR ANY SUBSIDIARY, (E) THE USE OR PROPOSED USE OF ANY LETTER OF CREDIT, (F) ANY AND ALL TAXES, LEVIES, DEDUCTIONS, AND CHARGES IMPOSED ON ANY AGENT OR ANY LENDER OR ANY OF THEIR RESPECTIVE CORRESPONDENTS IN RESPECT OF ANY LETTER OF CREDIT, OR (G) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, RELATING TO ANY OF THE FOREGOING; PROVIDED, HOWEVER THAT NO PERSON TO BE INDEMNIFIED HEREUNDER SHALL HAVE THE RIGHT TO BE INDEMNIFIED FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR OF ANY OTHER LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS' FEES) ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH PERSON.

        Section 15.3 LIMITATION OF LIABILITY. None of the Agents, Lenders, or any Affiliate, officer, director, employee, attorney, partner, or agent thereof shall have any liability with respect to, and each Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by such Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Each Borrower hereby waives, releases, and agrees not to sue any Agent or any Lender or any of their respective Affiliates, partners, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.

        Section 15.4 NO FIDUCIARY RELATIONSHIP. The relationship between the Borrowers and each Lender with respect to the Loan Documents and the transactions governed thereby is solely that of debtor and creditor, and neither any Agent nor any Lender has any fiduciary or other special relationship with any Borrower with respect to the Loan Documents and the transactions governed thereby, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between any Borrower and any Lender with respect to the Loan Documents and the transactions governed thereby to be other than that of debtor and creditor.

        Section 15.5 NO WAIVER; CUMULATIVE REMEDIES. No failure on the part of any Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

        Section 15.6   SUCCESSORS AND ASSIGNS.

               (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No Borrower shall be permitted to assign or transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and all of the Lenders. Any Lender may sell participations to one or more banks or other institutions in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitments, the Advances owing to it and its share of Letter of Credit Liabilities); PROVIDED, however, that (i) such Lender's obligations under this Agreement and the other Loan Documents (including, without limitation, its Commitment) shall remain unchanged,
        (ii) such Lender shall remain solely responsible to the Borrowers for the performance of such obligations, (iii) such Lender shall remain the holder of its Note for all purposes of this Agreement, (iv) the Borrowers shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents, and (v) such Lender shall not sell a participation that conveys to the participant the right to vote or give or withhold consents under this Agreement or any other Loan Document, other than the right to vote upon or consent to (A) any increase of such Lender's Commitment, (B) any reduction of the principal amount of, or interest to be paid on, the Advances of such Lender, (C) any reduction of any commitment fee or other amount payable to such Lender under any Loan Document, (D) any postponement of any date for the payment of any amount payable in respect of the Advances of such Lender, or (E) any material release of Collateral other than releases contemplated in the Loan Documents as in effect on the date hereof and releases upon full payment and performance of the Obligations and termination of the Commitments. Such participants shall have no rights under the Loan Documents, other than certain voting rights as provided above. Subject to the following, each Lender may obtain (on behalf of its participants) the benefits of ARTICLE V with respect to all participations in its part of the Obligations outstanding from time to time. If a participant is entitled to the benefits of ARTICLE V or a Lender grants rights to its participants to vote or give or withhold consents respecting the matters described above, then that Lender must include a voting mechanism in the relevant participation agreement whereby a majority of its portion of the Obligations (whether held by it or participated) shall control the vote for all of that Lender's portion of the Obligations. Except in the case of the sale of a participating interest to another Lender, the relevant participation agreement shall prohibit the participant from transferring, pledging, assigning, selling participations in, or otherwise encumbering its portion of the Obligations.

               (b) Each Borrower and each of the Lenders agree that any Lender may at any time assign to one or more Eligible Assignees all, or a proportionate part of all, of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, its Commitment, Advances and Letter of Credit Liabilities); PROVIDED, however, that (i) each such assignment shall be of a consistent, and not a varying, percentage of all of the assigning Lender's rights and obligations under this Agreement and the other Loan Documents, (ii) except in the case of an assignment of all of a Lender's rights and obligations under this Agreement and the other Loan Documents, the amount of the Commitment of the assigning Lender being assigned pursuant to each assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000, and the amount of the Commitment of the assigning Lender remaining after each such assignment shall in no event be less than $5,000,000, and (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with the Note subject to such assignment, and a processing and recordation fee of $3,500. Upon such execution, delivery, acceptance, and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least 10 Business Days after the execution thereof, or, if so specified in such Assignment and Acceptance, the date of acceptance thereof by the Administrative Agent, (x) the assignee thereunder shall be a party hereto as a "Lender" and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and under the Loan Documents and (y) the Lender that is an assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement and the other Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of a Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party thereto).

               (c) By executing and delivering an Assignment and Acceptance, the Lender that is an assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or any Obligated Party or the performance or observance by any Borrower or any Obligated Party of its obligations under the Loan Documents; (iii) such assignee confirms that it has received a copy of the other Loan Documents, together with copies of the financial statements referred to in SECTION 8.2 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any Agent or such assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

               (d) The Administrative Agent may maintain at its Principal Office a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agents, and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes under the Loan Documents. The Register shall be available for inspection by any Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

               (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and assignee representing that it is an Eligible Assignee, together with any Note subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of EXHIBIT "C" hereto and all requirements set forth in this Section have been satisfied, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, if any, and (iii) give prompt written notice thereof to the Borrowers. Within five Business Days after its receipt of such notice, the Borrowers shall execute and deliver to the Administrative Agent in exchange for the surrendered Note a new Note payable to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment, a new Note payable to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder (each such promissory note shall constitute a "Note" for purposes of the Loan Documents). Such new Notes shall be in an aggregate face amount of the surrendered Note, shall be dated the effective date of such Assignment and Acceptance, and shall otherwise be in substantially the form of EXHIBIT "C" hereto.

               (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant, subject to the confidentiality agreements between the Borrowers and the Lenders, any information relating to the Borrowers, the Subsidiaries or the Foreign Affiliates furnished to such Lender by or on behalf of the Borrowers, the Subsidiaries or the Foreign Affiliates.

        Section 15.7 SURVIVAL. All representations and warranties made in this Agreement or any other Loan Document or in any document, statement, or certificate furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and no investigation by any Agent or any Lender or any closing shall affect the representations and warranties or the right of any Agent or any Lender to rely upon them. Without prejudice to the survival of any other obligation of the Borrowers hereunder, the obligations of the Borrowers under SECTIONS 15.1, and
15.2 shall survive repayment of the Notes and termination of the Commitments and the Letters of Credit.

        Section 15.8 ENTIRE AGREEMENT. THIS AGREEMENT, THE NOTE, AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS,

WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

        Section 15.9 AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement, the Notes, or any other Loan Document to which any Borrower is a party, nor any consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be agreed or consented to in writing by Required Lenders (or Administrative Agent with the consent of Required Lenders) and the Borrowers, and each such waiver, amendment, or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, that no amendment, waiver, or consent shall, unless in writing and signed by all of the Lenders and the Borrowers, do any of the following: (a) increase or reinstate Commitments of the Lenders or subject the Lenders to any additional obligations; (b) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder (except any fees payable to any Agent solely for its account as specified herein or in any other document); (c) change the Borrowing Base or the Termination Date or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder (except any fees payable to any Agent solely for its account as specified herein or in any other document); (d) waive any of the conditions specified in ARTICLE VII; (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes or the number of Lenders which shall be required for the Lenders or any of them to take any action under this Agreement; (f) change any provision contained in this
SECTION 15.9; or (g) release any Collateral, except for dispositions permitted herein. Notwithstanding anything to the contrary contained in this Section, no amendment, waiver, or consent shall be made with respect to ARTICLE XIII hereof without the prior written consent of the Administrative Agent.

        Section 15.10   MAXIMUM INTEREST RATE.

               (a) SHIP MORTGAGE ACT. The collateral covered in each Preferred Ship Mortgage and the Obligations covered by this Agreement, the Notes and other Loan Documents is or will be secured by a "Preferred Mortgage" on the Rigs within the meaning of ss.31322 of 46 U.S.C. ss.31301 et. seq. (the "SHIP MORTGAGE ACT"), and the regulations promulgated thereunder. If, for any reason, the provisions of ss.31322 of the Ship Mortgage Act shall be found not to exempt any and all interest and other charges contracted for, charged, taken, received or reserved in connection with the Obligations covered by this Agreement, the Notes, and other Loan Documents from any limitations otherwise applicable, then the provisions of SUBSECTION 15.10(B) shall apply, but otherwise the provision of ss.31322 of the Ship Mortgage Act shall be applicable.

               (b) NO USURY. No provision of this Agreement or any other Loan Document shall require the payment or the collection of interest in excess of the maximum amount permitted by applicable law. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in any Loan Document or otherwise in connection with this loan transaction, the provisions of this Section shall govern and prevail and neither the Borrowers nor the sureties, guarantors, successors, or assigns of the Borrowers shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event any Lender ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as a payment and reduction of the principal of the indebtedness; and, if the principal has been paid in full, any remaining excess shall forthwith be paid to the Borrowers. In determining whether or not the interest paid or payable exceeds the Maximum Rate, each Borrower and each Lender shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by the Notes so that interest for the entire term does not exceed the Maximum Rate.

        Section 15.11 NOTICES. All notices and other communications provided for in this Agreement and the other Loan Documents shall be given in writing and telecopied, mailed by certified mail return receipt requested, or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party at such other address as shall be designated by such party in a notice to the other party given in accordance with this Section. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopy, subject to telephone confirmation of receipt, or when personally delivered or, in the case of a mailed notice, when duly deposited in the mails, in each case given or addressed as aforesaid; PROVIDED, however, notices to the Administrative Agent pursuant to ARTICLE II and ARTICLE III shall not be effective until received by the Administrative Agent.

        Section 15.12 GOVERNING LAW; VENUE; SERVICE OF PROCESS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THIS AGREEMENT HAS BEEN ENTERED INTO IN HARRIS COUNTY, TEXAS, AND IT SHALL BE PERFORMABLE FOR ALL PURPOSES IN HARRIS COUNTY, TEXAS. ANY ACTION OR PROCEEDING AGAINST THE BORROWERS UNDER OR IN CONNECTION WITH ANY OF THE LOAN DOCUMENTS MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT IN HARRIS COUNTY, TEXAS. EACH BORROWER HEREBY IRREVOCABLY (A) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS, AND (B) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT OR THAT ANY SUCH COURT IS AN INCONVENIENT FORUM. EACH BORROWER AGREES THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS SPECIFIED OR DETERMINED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 15.11. NOTHING HEREIN OR IN ANY OF THE OTHER LOAN DOCUMENTS SHALL AFFECT THE RIGHT OF ANY AGENT OR ANY LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF ANY AGENT OR ANY LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST ANY BORROWER OR WITH RESPECT TO ANY OF THEIR RESPECTIVE PROPERTY IN COURTS IN OTHER JURISDICTIONS. ANY ACTION OR PROCEEDING BY ANY BORROWER AGAINST ANY

AGENT OR ANY LENDER SHALL BE BROUGHT ONLY IN A COURT LOCATED IN HARRIS COUNTY, TEXAS.

        Section 15.13 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        Section 15.14 SEVERABILITY. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal.

        Section 15.15 HEADINGS. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

        Section 15.16 NON-APPLICATION OF CHAPTER 346 OF TEXAS FINANCE CODE. The provisions of Chapter 346 of the Texas Finance Code (Vernon's Texas Fin. Code Ann.) are specifically declared by the parties hereto not to be applicable to this Agreement or any of the other Loan Documents or to the transactions contemplated hereby.

        Section 15.17 CONSTRUCTION. The Parent Guarantor, each Borrower, each Agent and each Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the parties hereto.

        Section 15.18 INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

        Section 15.19 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, PARENT GUARANTOR AND EACH BORROWER HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF ANY AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

        Section 15.20 ARBITRATION. Upon the demand of any party, any Dispute shall be resolved by binding arbitration (except as set forth in (e) below) in accordance with the terms of this Agreement. A "DISPUTE" shall mean any action, dispute, claim or controversy of any kind, whether in contract or tort, statutory or common law, legal or equitable, now existing or hereafter arising under or in connection with, or in any way pertaining to, any of the Loan Documents, or any past, present or future extensions of credit and other activities, transactions or obligations of any kind related directly or indirectly to any of the Loan Documents, including without limitation, any of the foregoing arising in connection with the exercise of any self-help, ancillary or other remedies pursuant to any of the Loan Documents. Any party may by summary proceedings bring an action in court to compel arbitration of a Dispute. Any party who fails or refuses to submit to arbitration following a lawful demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any Dispute.

        (a) GOVERNING RULES. Arbitration proceedings shall be administered by the American Arbitration Association ("AAA") or such other administrator as the parties shall mutually agree upon in accordance with the AAA Commercial Arbitration Rules. All Disputes submitted to arbitration shall be resolved in accordance with the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the Loan Documents. The arbitration shall be conducted at a location in Texas selected by the AAA or other administrator. If there is any inconsistency between the terms hereof and any such rules, the terms and procedures set forth herein shall control. All statutes of limitation applicable to any Dispute shall apply to any arbitration proceeding. All discovery activities shall be expressly limited to matters directly relevant to the Dispute being arbitrated. Judgment upon any award rendered in an arbitration may be entered in any court having jurisdiction; provided however, that nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. ss.91 or any similar applicable state law.

        (b) NO WAIVER; PROVISIONAL REMEDIES, SELF-HELP AND FORECLOSURE. No provision hereof shall limit the right of any party to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies, including without limitation injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver, from a court of competent jurisdiction before, after or during the pendency of any arbitration or other proceeding. The exercise of any such remedy shall not waive the right of any party to compel arbitration hereunder.

        (c) ARBITRATOR QUALIFICATIONS AND POWERS AWARDS. Arbitrators must be active members of the Texas State Bar with expertise in the substantive laws applicable to the subject matter of the Dispute. Arbitrators are empowered to resolve Disputes by summary rulings in response to motions filed prior to the final arbitration hearing. Arbitrators (i) shall resolve all Disputes in accordance with the substantive law of the state of Texas, (ii) may grant any remedy or relief that a court of the state of Texas could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award, and (iii) shall have the power to award recovery of all costs and fees, to impose sanctions and to take such other actions as they deem necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the Texas Rules of Civil Procedure or other applicable law. Any Dispute in which the amount in controversy is $5,000,000 or less shall be decided by a single arbitrator who shall not render an award of greater than $5,000,000 (including damages, costs, fees and expenses). By submission to a single arbitrator, each party expressly waives any right or claim to recover more than $5,000,000. Any Dispute in which the amount in controversy exceeds $5,000,000 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations.

        (d) JUDICIAL REVIEW. Notwithstanding anything herein to the contrary, in any arbitration in which the amount in controversy exceeds $25,000,000, the arbitrators shall be required to make specific, written findings of fact and conclusions of law. In such arbitrations (i) the arbitrators shall not have the power to make any award which is not supported by substantial evidence or which is based on legal error, (ii) an award shall not be binding upon the parties unless the findings of fact are supported by substantial evidence and the conclusions of law are not erroneous under the substantive law of the state of Texas, and (iii) the parties shall have in addition to the grounds referred to in the Federal Arbitration Act for vacating, modifying or correcting an award the right to judicial review of (A) whether the findings of fact rendered by the arbitrators are supported by substantial evidence, and (B) whether the conclusions of law are erroneous under the substantive law of the state of Texas. Judgment confirming an award in such a proceeding may be entered only if a court determines the award is supported by substantial evidence and not based on legal error under the substantive law of the state of Texas.

        (e) MISCELLANEOUS. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceedings within 180 days of the filing of the Dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business, by applicable law or regulations, or to the extent necessary to exercise any judicial review rights set forth herein. If more than one agreement for arbitration by or between the parties potentially applies to a Dispute, the arbitration provisions most directly related to the Loan Documents or the subject matter of the Dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.

        Section 15.21 SPECIAL PROVISION. Notwithstanding any other provision in this Agreement, no waiver or amendment to SECTIONS 10.1 or 10.3, or both, shall be effective until both a Conditional Consent and a Final Consent related thereto are received, it being understood and agreed that each Lender (other than any Nonconsenting Lender that has given an Opt-Out Request) shall be entitled to give or withhold its consent to the Final Consent that is the subject of a Conditional Consent and that the result may be that consent is not given for the requested waiver or amendment of SECTIONS 10.1 or 10.3, or both. Failure of the Administrative Agent to receive a Conditional Consent or a Final Consent within 10 Business Days of requesting the same shall be deemed a rejection of the request and any Opt-Out Request shall be deemed revoked. If a Final Consent is given after one or more Opt-Out Requests, each Borrower agrees to, and the Lenders consent to, terminate the Commitment of each Nonconsenting Lender and repay its Loans in full as required in the Opt-Out Request, but without premium, penalty or breakage costs, and on the date its Commitment is terminated and its Loan are paid in full, each Nonconsenting Lender that provided an Opt-Out Request shall no longer be a "Lender" hereunder, and the participation in all Letters of Credit shall be redistributed among all of the remaining Lenders in accordance with the remaining Commitments.

        Section 15.22 REFERENCE TO INDENTURE. Nothing in this Agreement or any Loan Document is intended to constitute a Guarantee (within the meaning of the Indenture) of or in respect of any Indebtedness (as defined in the Indenture) of the Parent Guarantor by any Borrower, its being acknowledged and agreed that (a) a pledge of assets by any Borrower to secure any Indebtedness of the Parent Guarantor for which such Borrower is not otherwise liable shall not be considered a Guarantee of or in respect of Indebtedness of the Parent Guarantor, and (b) the agreements contained in this Section are made by the Agents and the Lenders upon the express representation that the covenants and agreements herein contained by the Borrower and the Parent Guarantor do not violate the provisions of the Indenture.

                          [Balance of Page Left Blank Intentionally.]

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                       BORROWERS:

                       PETROLEUM SUPPLY COMPANY


                       By: /s/ LEROY F. GUIDRY
                           Leroy F. Guidry
                           Treasurer

                       Address for Notices:

                       5847 San Felipe St., Suite 3300
                       Houston, Texas  77057


                       Fax No.:              713/789-1430
                       Telephone No.:        713/789-1400
                       Attention:            Robert W. Randall


                       PRIDE INTERNATIONAL HOLDINGS, INC.


                       By: /s/ LEROY F. GUIDRY
                           Leroy F. Guidry
                           Treasurer

                       Address for Notices:

                       5847 San Felipe St., Suite 3300
                       Houston, Texas  77057


                       Fax No.:              713/789-1430
                       Telephone No.:        713/789-1400
                       Attention:            Robert W. Randall

                       RANGER WELL SERVICE, INC.



                       By: /s/ LEROY F. GUIDRY
                           Leroy  F. Guidry
                           Treasurer

                       Address for Notices:

                       5847 San Felipe St., Suite 3300
                       Houston, Texas  77057


                       Fax No.:              713/789-1430
                       Telephone No.:        713/789-1400
                       Attention:            Robert W. Randall


                       PRIDE OFFSHORE, INC.



                       By: /s/ LEROY F. GUIDRY
                           Leroy F. Guidry
                           Treasurer

                       Address for Notices:

                       5847 San Felipe St., Suite 3300
                       Houston, Texas  77057


                       Fax No.:              713/789-1430
                       Telephone No.:        713/789-1400
                       Attention:            Robert W. Randall

                       RANGER CORPORATION



                       By: /s/ LEROY F. GUIDRY
                           Leroy F. Guidry
                           Treasurer

                       Address for Notices:

                       5847 San Felipe St., Suite 3300
                       Houston, Texas  77057


                       Fax No.:              713/789-1430
                       Telephone No.:        713/789-1400
                       Attention:            Robert W. Randall


                       GUARANTOR:


                       PRIDE INTERNATIONAL, INC.


                       By: /s/ EARL W. MCNIEL
                           Earl W. McNiel
                           Vice President

                       Address for Notices:

                       5847 San Felipe St., Suite 3300
                       Houston, Texas  77057


                       Fax No.:              713/789-1430
                       Telephone No.:        713/789-1400
                       Attention:            Robert W. Randall

                       AGENTS AND LENDERS:

                       FIRST NATIONAL BANK OF COMMERCE,
                       as Syndication Agent and as a Lender


COMMITMENT             By:/s/ JOEY MAXWELL
                          Joey Maxwell
$30,000,000               Assistant Vice President

                       Address for Notices:

                       201 St. Charles Ave., 28th Floor
                       New Orleans, Louisiana 70160

                       Fax No.:             (504) 623-1316
                       Telephone No.:       (504) 623-1361
                       Attention:           Joey Maxwell

                       Principal Office and Applicable Lending
                       Office for Base Rate Advances and
                       Eurodollar Advances:

                       201 St. Charles Ave., 28th Floor
                       New Orleans, Louisiana 70160

                       Fax No.:             (504) 623-1316
                       Telephone No.:       (504) 623-1361
                       Attention:           Joey Maxwell


                       WELLS FARGO BANK (TEXAS),
                       NATIONAL ASSOCIATION, as Administrative
                       Agent and a Lender


COMMITMENT             By: /s/ FRANK W. SCHAGEMAN
                               Frank W. Schageman
$30,000,000                    Vice President

                       Address for Notices and Applicable Lending Office for Base Rate Advances and Eurodollar Advances:

                       1000 Louisiana, Third Floor
                       Houston, Texas 77002

                       Fax No.:             (713) 250-7912
                       Telephone No.:       (713) 250-4352
                       Attention:           Frank W. Schageman and
                                            Sally F. Weir

                             HIBERNIA NATIONAL BANK


COMMITMENT                   By:/s/ LYNDSAY JOBE
                                    Lyndsay Jobe
$15,000,000                         Senior Vice President

                             Address for Notices and Applicable Lending Office for Base Rate Advances and Eurodollar Advances:

                             P.O. Box 61540
                             New Orleans, Louisiana 70161
                             Fax No.: (504) 533-5434
                             Telephone No.: (504) 533-5458
                             Attention: John Benoit

                             THE FUJI BANK, LIMITED -HOUSTON
                             AGENCY


COMMITMENT                   By:/s/ NATE ELLIS
                                Name: Nate Ellis
$15,000,000                     Title: Vice President & Manager

                             Address for Notices:

                             One Houston Center, Suite 4100
                             1221 McKinney Street
                             Houston, Texas  77010
                             Fax No.:             (713) 759-0717
                             Telephone No.:       (713) 650-7856
                             Attention:           Michelle Olivier

                             Lending Office for Base Rate Advances and
                             Eurodollar Rate Advances:

                             One Houston Center, Suite 4100
                             1221 McKinney Street
                             Houston, Texas  77010
                             Fax No.:             (713) 759-0717
                             Telephone No.:       (713) 650-7856
                             Attention:           Michelle Olivier
                             per pro BROWN BROTHERS HARRIMAN & CO.



COMMITMENT                   By:/s/ W. CARTER SULLIVAN III
                                W. Carter Sullivan III
$10,000,000                     Senior Manager

                                Address for Notices and Applicable Lending
                                Office for Base Rate Advances and Eurodollar
                                Advances:

                                59 Wall Street
                                New York, New York 10005-2818
                                Fax No.: (212) 493-7280
                                Telephone No.: (212) 493-7901
                                Attention: Jeffrey C. Lockwood

                                INDEX TO EXHIBITS


EXHIBIT       DESCRIPTION OF EXHIBIT                     SECTION

 "A"     Addendum and Assumption Agreement               1.1; 6.5
 "B"     Advance Request Form                            1.1; 2.5
 "C"     Assignment and Acceptance                       1.1; 15.6
 "D"     Borrower Pledge Agreement                       1.1; 6.1(b); 7.1(a)(9)
 "E"     Compliance Certificate                          1.1; 9.1(c)
 "F"     Guarantor Security Agreement                    1.1; 6.1(a); 7.1(a)(8)
 "G"     Letter of Credit Request Form                   1.1; 3.2
 "H"     Form of Note                                    1.1; 2.2
 "I"     Parent Guarantor Pledge Agreement               1.1; 6.1(b); 7.1(a)(10)
 "J"     Preferred Ship Mortgage                         1.1; 6.1(c); 7.1(a)(22)
 "K"     Security Agreement                              1.1; 6.1(a); 7.1(a)(7)
 "L"     L/C Application for Standby Letters of Credit   1.1; 3.1
 "M"     Borrowing Base Report                           7.1(a)(18); 9.1(h)

                               INDEX TO SCHEDULES


SCHEDULE              DESCRIPTION OF EXHIBIT                         SECTION

 1.1a         Approved Majors/Nationals for Borrowing
              Base Purposes                                             1.1
 1.1b         Existing Credits                                          1.1
 1.1c         List of Rigs
 8.5          Existing Litigation                                       8.5
 8.9          Existing Debt (including Contingent Liabilities
              and Guaranties)                                           8.9
 8.14         Subsidiaries and Foreign Affiliates                       8.14
 8.19         Environmental Matters                                     8.19
 10.2         Existing Liens                                            10.2